UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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WILLIAMS INDUSTRIAL SERVICES GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WILLIAMS INDUSTRIAL SERVICES GROUP INC.

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

Dear Stockholder of Williams Industrial Services Group Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Williams Industrial Services Group Inc. (the “Company,” “we,” “us” or “our”). The meeting will be held on June 10, 2019 beginning at 9:00 a.m. local time, at 100 Crescent Centre Parkway, Suite 104, Tucker, Georgia 30084.

Information about the meeting, nominees for election as directors and our other proposals are presented in the following Notice of Annual Meeting of Stockholders and proxy statement, which we expect to begin mailing to stockholders of record as of the close of business on April 22, 2019, on or about April 29, 2019. At the meeting, management will make a presentation followed by a question and answer period.

It is important that your shares are represented at the annual meeting. Accordingly, please vote as soon as possible. I express our appreciation for your continued interest in the affairs of the Company. We look forward to your participation in the annual meeting.

/s/ TRACY D. PAGLIARA
Tracy D. Pagliara
President and Chief Executive Officer

Tucker, Georgia
April 25, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2019

The Annual Meeting of Stockholders (the “Annual Meeting”) of Williams Industrial Services Group Inc. (the “Company,” “we,” “us” or “our”) will be held on June 10, 2019 at 100 Crescent Centre Parkway, Suite 104, Tucker, Georgia 30084 at 9:00 a.m. local time for the following purposes:

1.                                      to elect the six directors named in the accompanying proxy statement to serve until the next annual meeting or until their successors have been duly elected and qualified;

2.                                      to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2019;

3.                                      to approve, on an advisory, non-binding basis, the compensation of our named executive officers;

4.                                      to approve the amendment and restatement of the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock issuable under the plan by 1,000,000; and

5.                                      to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 22, 2019 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084, during ordinary business hours, for 10 calendar days prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to be held on June 10, 2019. Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we have elected the “full set delivery” option of providing proxy materials to our stockholders whereby we are delivering to all stockholders paper copies of all of our proxy materials, including a proxy card, as well as providing access to our proxy materials on a publicly accessible website. This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2018 are available at http://materials.proxyvote.com/96951A. In accordance with such rules, “cookies” or other software that identifies visitors accessing these materials will not be used on this website.

To make it easier for you to vote, Internet and telephone voting are available. The instructions on your enclosed proxy card describe how to use these services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed envelope. No postage is required if your proxy card is mailed in the United States. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. We urge you to vote your proxy promptly by Internet, telephone or mail, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting in person, you may withdraw your proxy and vote personally on all matters brought before the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please complete and return your proxy card or vote by telephone or via the Internet by following the instructions on your proxy card. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person. Proxies are being solicited on behalf of the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ TRACY D. PAGLIARA
Tracy D. Pagliara
President, Chief Executive Officer and Director

Tucker, Georgia
April 25, 2019

i

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2019

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Williams Industrial Services Group Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for the annual meeting of stockholders (the “Annual Meeting”) to be held on June 10, 2019 at 100 Crescent Centre Parkway, Suite 104, Tucker, Georgia 30084 at 9:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting. This proxy statement and the related proxy form will be mailed to stockholders on or about April 29, 2019. For directions to the Annual Meeting, please call (770) 879-4400.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). Each proposal is described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Each share of our common stock, par value $0.01 per share (“Common Stock”), outstanding as of the close of business on April 22, 2019 (the “Record Date”) is entitled to one vote at the Annual Meeting. As of the close of business on the Record Date, there were 19,000,381 shares of Common Stock outstanding and entitled to vote. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (as described below).

You may vote all of the Common Stock owned by you as of the close of business on the Record Date. This Common Stock includes Common Stock that is (i) held of record directly in your name and (ii) held for you as the beneficial owner through a bank, broker or other nominee. There are some distinctions between Common Stock held of record and Common Stock owned beneficially, as described herein.

Quorum Required

Our bylaws provide that the holders of record of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Voting of Shares

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive, and that are not revoked, will be voted in accordance with the instructions on the proxy card or as instructed via Internet or telephone. Voting by proxy will not affect your right to attend the Annual Meeting.

The proxy is solicited by the Board and will be voted as you direct on your proxy when properly completed. For “Proposal No. 1 — Election of Directors,” you may specify whether your shares should be voted for all, withheld from all or voted for all except specified nominees for director. For each of “Proposal No. 2 — Ratification of Independent Registered

Public Accounting Firm,” “Proposal No. 3 — Advisory Vote to Approve the Compensation of the Named Executive Officers” and “Proposal No. 4 — Approval of the Amendment and Restatement of the Company’s 2015 Equity Incentive Plan,” you may specify whether your shares should be voted for, against or abstain with respect to each proposal.

Our bylaws provide that elections of directors shall be determined by a plurality of the votes cast and all other actions shall be determined by a majority of the votes cast at the Annual Meeting, unless otherwise provided by law. Withheld votes under Proposal 1 and abstentions under Proposals 2 through Proposal 4 are not considered votes cast and, therefore, will have no effect on the respective proposals. In addition, broker non-votes, as described below, are not considered votes cast and, therefore, will have no effect on the respective proposals.

If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates, you may vote:

•                  By Internet or by telephone.  Follow the instructions on the enclosed proxy card to vote by Internet or telephone.

•                  By mail.  Complete and mail the enclosed proxy card in the accompanying prepaid postage envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

•                  In person at the meeting.  If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (that is, through a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares, and can do so as follows:

•                  By Internet or by telephone.  Follow the instructions you receive from your bank, broker or other nominee to vote by Internet or telephone.

•                  By mail.  You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.

•                  In person at the meeting.  Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your bank, broker or other nominee.

You should contact your bank, broker or other nominee or refer to the instructions provided by such party for further information.

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not vote by Internet or telephone, return your proxy card by mail or vote at the Annual Meeting as described above; however, if you properly submit a proxy but do not specify your voting choice on one or more of the proposals included thereon, as listed in the accompanying Notice, your shares will be voted as follows:

•                  FOR the election of each of the six nominees for directors named below (Proposal No. 1);

•                  FOR the ratification of the appointment of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for 2019 (Proposal No. 2);

•                  FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal No. 3); and

•                  FOR the approval of the amendment and restatement of the Company’s 2015 Equity Incentive Plan (Proposal No. 4).

The Company does not anticipate any other matters will be presented at the Annual Meeting. However, if any other matters are properly presented, the proxy holders will be authorized to vote the shares represented by proxies according to their best judgment. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by sending a written notice of revocation or another signed proxy bearing a later date to our Corporate Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not itself constitute revocation of a proxy. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (the ratification of our independent registered public accounting firm); however, if it does not have instructions from you, the bank, broker or other nominee does not have the authority to vote your unvoted shares for Proposal 1 (the election of nominees to the Board), Proposal 3 (the advisory vote on approval of compensation of our named executive officers), or Proposal 4 (the approval of the amendment and restatement of the Company’s 2015 Equity Incentive Plan). A “broker non-vote” occurs if your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. Please note that if your shares are held of record by a bank, broker or other nominee and you provide instructions to that nominee on a form received from the nominee, you may revoke or change your voting instructions only by contacting the nominee who holds your shares. You may not vote in person at the Annual Meeting unless you obtain a legal proxy from the bank, broker or other nominee. In such event, your attendance at the Annual Meeting will not, by itself, revoke prior voting instructions.

Solicitation of Proxies

We will pay all of the costs of soliciting these proxies. In addition to solicitation by mail, our employees also may, without additional compensation, solicit proxies by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication. We have also engaged Morrow Sodali LLC (“Morrow”) to assist us in the solicitation of proxies. Morrow’s fees for its assistance are estimated to be $10,000, plus reasonable out-of-pocket expenses. If your shares are held in “street name,” we have requested that your bank, broker or other nominee forward this proxy statement to you and obtain your voting instructions. We may reimburse these persons for their expenses in so doing. Proxies are solicited to give holders of record of Common Stock as of the Record Date an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, six nominees will be elected as directors. Our Board of Directors currently consists of five members, all of who are standing for reelection at the Annual Meeting: Charles Macaluso, David A. B. Brown, Robert B. Mills, Nelson Obus and Tracy D. Pagliara. In addition, the Board has nominated Steven D. Davis for election by the stockholders. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. As of the Record Date, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Our bylaws provide that the size of the Board shall be fixed by the directors, with a minimum of two directors. The size of the Board is currently fixed at six directors. Since 2015, our Board has consisted of between five and twelve members. The Board increased its size from five directors to six, concurrent with the appointment of David Keller on May 8, 2015. Effective October 8, 2015, the Board increased its size to eight directors and appointed Gary J. Taylor and Robert B. Mills to serve as directors. The Board then increased the size of the Board from eight to eleven directors on May 25, 2016, pursuant to the Election and Nomination Agreement, dated June 1, 2016, effective as of May 25, 2016, by and between the Company and Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, Wynnefield Capital Management, LLC (“WCM”), and Wynnefield Capital, Inc. (“Wynnefield Capital”) (such agreement, the “Election and Nomination Agreement”). Concurrently with the effective date of such increase, Linda Goodspeed and David A. B. Brown were appointed to the Board, and Nelson Obus was appointed on June 27, 2016, to fill the vacancy.

Effective July 26, 2017, in connection with the appointment of Tracy D. Pagliara and Craig E. Holmes as Co-Presidents and Co-Chief Executive Officers (“Co-CEOs”) of the Company, the Board increased the size of the Board to twelve members, to permit both individuals to serve on the Board. The Election and Nomination Agreement required the Company to reduce the size of the Board to seven members; however, in order to better align with the size of the organization and to reduce costs, in April 2018, after the resignation of seven directors, the Board reduced its size to five members. On April 13, 2018, each of Ms. Goodspeed, Mr. Keller, Mr. Rescoe and Mr. Salvati voluntarily resigned from the Board, and Mr. Holmes resigned from all his positions with the Company, including his role as director; Mr. Taylor voluntarily resigned on April 14, 2018; and Mr. Bartoli voluntarily resigned on April 15, 2018. In April 2019, the size of the Board was increased to six directors, and Mr. Davis was nominated to fill the vacancy.

Our Board of Directors

Set forth below are the name, age, position of and biographical information about each nominee, as of the Record Date.

Nominees	Age	Position(s) and Office(s) Held with the Company
Charles Macaluso	75	Chairman of the Board of Directors
David A. B. Brown	75	Director
Steven D. Davis	63	Director Nominee
Robert B. Mills	69	Director
Nelson Obus	72	Director
Tracy D. Pagliara	56	President, Chief Executive Officer and Director

The term for each of our current directors expires at the Annual Meeting. All directors are elected to serve until their respective successors are duly elected and qualified at the next annual meeting of stockholders, or until the earlier of his death, resignation, retirement or removal from such position. There are no family relationships among any of the directors listed above or our executive officers.

Set forth below is the specific experience, qualifications and background of each of the individuals listed above.

Charles Macaluso has served as Chairman of our Board of Directors since January 2008. Since 1998, Mr. Macaluso has been a principal of Dorchester Capital Advisors, LLC (“Dorchester Capital”), a management consulting and corporate advisory service firm focusing on operational assessment, strategic planning and workouts. Mr. Macaluso currently serves as a director of Darling Ingredients Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, where he serves as independent lead director of the board and as chairman of its nominating and corporate governance committee; Pilgrim’s Pride Corporation (Nasdaq: PPC), which is primarily engaged in the production, processing, marketing and distribution of fresh, frozen and value-added chicken products to retailers, distributors and foodservice operators, where he serves on the audit committee; and GEO Specialty Chemicals, a private corporation that develops, manufactures and supplies a wide variety of specialty and performance chemicals, where he serves as the chairman of the board. Previously, Mr. Macaluso also served as a director of The Elder-Beerman Stores Corp. and Global Crossing Limited. Mr. Macaluso is also a member of the National Association of Corporate Directors.

Director Qualifications.  Mr. Macaluso has had a career focused on operational assessment, strategic planning, crisis management and turnaround advisory services, most recently with Dorchester Capital. Dorchester Capital also has a significant commitment to representing the interests of investor groups as a member of the boards of directors at a diverse array of companies, and Mr. Macaluso brings with him a strong commitment to stockholders’ interests. He also has extensive executive and financial expertise. In addition, Mr. Macaluso brings significant board expertise, including service as chairman on a number of public and private company boards and committees.

David A. B. Brown has served as a member of the Board of Directors since May 2016. Mr. Brown currently serves as a member of the board of directors of EMCOR Group, Inc. (NYSE: EME), one of the largest electrical and mechanical construction and facilities services firms in the U.S., where he has served since December 1994, and the non-executive chairman of the board of directors of Concrete Pumping Holdings, Inc. (the successor of Industrea Acquisition Corp.) (Nasdaq: BBCP), a provider of concrete pumping services and concrete waste management services in the U.S. and U.K. markets, since July 2017, where he also serves on each of the audit, corporate governance and nominating, and compensation committees. Mr. Brown served on the board of directors of Layne Christensen Company (formerly Nasdaq: LAYN), a global water management, construction, and drilling company, from 2003 through June 2018, including as chairman beginning in 2005, and, from June 2014 to January 2015, he also served as its President and Chief Executive Officer. He served as a member of the board of directors of Hercules Offshore, Inc. (formerly OTC: HERO) from November 2015 to December 2016. Mr. Brown was the chairman of the board of directors of Pride International, Inc., a leading provider of offshore contract drilling and related services to oil and natural gas companies worldwide, from May 2005 to May 2011, and, after Pride’s acquisition by Ensco plc (NYSE: ESV), Mr. Brown served as a director of Ensco plc from May 2011 to May 2014. Mr. Brown also previously served as the co-founder and President of The Windsor Group, Inc., and a director of numerous other companies in the energy industry.  Mr. Brown is a member of the National Association of Corporate Directors.

Director Qualifications.  Mr. Brown has extensive financial and management experience. He is a Chartered Public Accountant and a Chartered Accountant and has served in multiple roles for public companies. Mr. Brown has financial expertise, a thorough understanding of financial statements, corporate finance and accounting and extensive experience with public companies, all of which makes him a valued member of the Board of Directors.

Steven D. Davis previously served in a variety of positions at Sempra Energy, a Fortune 500 global energy-infrastructure and public utility company (NYSE: SRE), and its indirect subsidiaries, Southern California Gas Company (“SCGC”) (OTC: SOCGM) and San Diego Gas & Electric Company (“SDG&E”), from 1981 until his March 2018 retirement. He served as Corporate Group President – Utilities of Sempra Energy, from January 2017 through his retirement in March 2018; Executive Vice President – External Affairs and Corporate Strategy of Sempra Energy, from September 2015 through December 2016; President and Chief Operating Officer of SDG&E, from January 2014 through September 2015; and Senior Vice President of External Affairs for Sempra Energy, from March 2012 to December 2013. Prior to that, he held other senior level positions, including Vice President – Investor Relations of Sempra Energy, from May 2010 to March 2012; Vice President – Communications and Community Partnerships of Sempra Energy, from 2006 to 2010; and Senior Vice President – External Relations and Chief Financial Officer for SCGC and SDG&E, from 2004 to 2006. Mr. Davis served as a director of SCGC from September 2011 through December 2013, and again from November 2015 through March 2018, including as its non-executive chairman from January 2017. Mr. Davis also served as a director of SDG&E from 2011 to March 2018, including as its non-executive chairman from January 2017. Mr. Davis previously served on the boards of directors of the U.S. Chamber of Commerce and the Edison Electric Institute.

Director Qualifications. Mr. Davis brings a multi-faceted perspective and in-depth industry understanding to the

Board through his extensive experience in the energy services industry, including decades of experience in utility and energy infrastructure operations, and his prior service in executive management of a public company and board member of utility companies, as well as board service in leading utility and business organizations.

Robert B. Mills has served as a member of the Board of Directors since October 2015. Since 2016, he has served as a member of the board of directors of Syncora Holdings Ltd. (OTC: SYCRF), a publicly traded financial guaranty insurance company, and as a member of its audit committee since 2017. From June 2011 through March 2015, Mr. Mills served as the Chief Operating Officer of Assured Guaranty, Ltd. (NYSE: AGO), another publicly traded financial guaranty insurance company. Prior to his role as Chief Operating Officer, Mr. Mills served as Chief Financial Officer of Assured Guaranty, Ltd. from 2004 to June 2011. In connection with his role as Chief Operating Officer of Assured Guaranty, Ltd., Mr. Mills chaired the management committee, which established corporate policy and the strategic and tactical direction for the business, and served as a member of the board of directors of each of Assured Guaranty, Ltd.’s five separately regulated insurance companies. Prior to his time at Assured Guaranty, Mr. Mills served as Chief Operating Officer and Chief Financial Officer of the Americas Region of UBS AG from 1994 to 2004. From 1971 to 1994, Mr. Mills worked for KPMG and was elected to the partnership in 1981. He is a Certified Public Accountant and a Certified Global Management Accountant.

Director Qualifications.  Mr. Mills is a Certified Public Accountant and has served as Chief Financial Officer and Chief Operating Officer, most recently for Assured Guaranty, Ltd., a public company. Mr. Mills has extensive financial expertise and a thorough understanding of financial statements, corporate finance and accounting and provides financial and accounting expertise to the Board of Directors.

Nelson Obus has served as a member of the Board of Directors since June 2016. Mr. Obus has served as president of Wynnefield Capital since November 1992 and as the managing member of WCM since January 1997. WCM manages two partnerships and Wynnefield Capital manages one partnership, all three of which invest in small-cap value U.S. public equities. Mr. Obus has served on the board of directors of Landec Corporation (Nasdaq: LNDC), which designs, develops, manufactures and sells differentiated health and wellness products for food and biomaterials markets, since October 2018, and on the board of Jason Industries Inc. (Nasdaq: JASN), the parent company to a global family of manufacturing leaders within the finishing, components, seating and automotive acoustics markets, since June 2018. Mr. Obus previously served as a member of the board of directors of Layne Christensen Company (formerly Nasdaq: LAYN) from 2004 to June 2018; Breeze-Eastern Corporation, a company that designs, develops, manufactures, sells and services sophisticated mission equipment for helicopters, from January 2012 to December 31, 2015; Gilman Ciocia, Inc., a company that provides income tax preparation, accounting and financial planning services, from September 2007 to January 2012; and Sylvan, Inc., a formerly Nasdaq-listed company specializing in producing and distributing mushroom spawn, from 2001 to 2006.

Director Qualifications. Mr. Obus’ pertinent experience, qualifications, attributes and skills include: financial literacy and expertise, capital markets expertise and managerial experience gained through his leadership roles and ownership interest in related investment management companies, WCM and Wynnefield Capital, and the knowledge and experience he has attained from service on other public company boards. He also brings to the Board the perspective of one of the Company’s most significant stockholders.

Tracy D. Pagliara has served as a member of our Board of Directors since July 2017. Mr. Pagliara has served as our President and Chief Executive Officer since April 2018, having previously served as Co-President and Co-CEO, along with Craig E. Holmes, since July 2017. Prior to that, he served as our Chief Administrative Officer, General Counsel and Secretary since January 2014, and also as Senior Vice President since November 2015. He previously served as our General Counsel, Corporate Secretary and Vice President of Business Development from April 2010 through December 2013. Prior to joining the Company in April 2010, Mr. Pagliara served as the Chief Legal Officer of Gardner Denver, Inc., a leading global manufacturer of highly engineered compressors, blowers, pumps and other fluid transfer equipment, from August 2000 through August 2008. He also had responsibility for other roles during his tenure with Gardner Denver, including Vice President of Administration, Chief Compliance Officer and Corporate Secretary. Prior to joining Gardner Denver, Mr. Pagliara held positions of increasing responsibility in the legal departments of Verizon Communications/GTE Corporation from August 1996 to August 2000 and Kellwood Company from May 1993 to August 1996, ultimately serving in the role of Assistant General Counsel for each company. Mr. Pagliara currently serves on the board of directors and audit, compensation and nominating and corporate governance committees of Westwater Resources, Inc. (formerly Uranium Resources, Inc.) (Nasdaq: WWR), a diversified minerals exploration company, where he has served since July 2017. He is a member of the Missouri and Illinois State Bars and a Certified Public Accountant. In addition, in accordance with customary practice, Mr. Pagliara and other officers of the Company have served as officers of the Company’s various subsidiaries, although not acting in an executive role for the relevant subsidiary. As previously disclosed, such subsidiaries included Koontz-Wagner Custom Controls Holdings LLC (“Koontz-Wagner”), which filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code in July 2018 and ceased operations at such time.

Director Qualifications. Mr. Pagliara has a deep understanding of the Company and its business, having been with the Company since 2010. He has worked in the industry for nearly 20 years and has extensive experience advising public companies. His legal and accounting background further add to his value as a member of the Board of Directors.

Selection of Certain Directors

Each of our current directors, other than Mr. Macaluso, was appointed to the Board after the 2015 Annual Meeting. Mr. Obus and Mr. Brown were both appointed to the Board pursuant to the Election and Nomination Agreement. Mr. Davis, who was recommended by a non-employee director, was nominated for election as a director by the Board after it had considered multiple other potential director candidates.

Required Vote

Stockholders may cast their vote “for” or “withhold” authority to vote for each of the nominees for director. The directors will be elected by a plurality of the votes cast by holders of the Common Stock, meaning that the nominees for director receiving the highest number of shares voted “for” their election will be elected. “Withhold” votes and broker non-votes are not considered votes cast and will have no effect on the election of directors. Stockholders may not cumulate votes in the election of directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board of Directors provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Board Leadership Structure and Committee Composition

The Board of Directors will exercise its discretion in combining or separating the offices of the Chairman of the Board and the Chief Executive Officer, based on the Board’s judgment of the best interests of the Company and its stockholders from time to time. The Company has separated the position of Chairman of the Board and Chief Executive Officer since its emergence from bankruptcy in January 2008. We believe that this is the appropriate leadership structure, as it permits our Chief Executive Officer to focus attention on managing day-to-day operations and developing corporate strategy, while our Chairman of the Board, Mr. Macaluso, provides independent leadership to the Board of Directors in performing its advisory, governance and oversight functions.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter, the adequacy of which each respective committee regularly reviews and reassesses. A copy of each charter is available under the heading “Governance — Governance Documents” of the Investor Relations section of our website at http://www.wisgrp.com. The information provided on the Company’s website is referenced in this proxy statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings the Company makes with the SEC. Our Board of Directors may establish additional committees from time to time in accordance with our bylaws.

As of the Record Date, the membership of the standing committees was as follows:

Board Member	Audit	Compensation	Nominating & Corporate Governance
Charles Macaluso	X	X	Chair
David A. B. Brown	X	Chair	X
Robert B. Mills	Chair	X	X
Nelson Obus		X	X
Tracy D. Pagliara

Audit Committee.  The Audit Committee assists the Board of Directors in overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and the review and evaluation of our internal control functions, including monitoring the integrity of our financial statements and the independence and performance of our independent registered public accounting firm. The Audit Committee appoints and oversees an independent registered public accounting firm to audit our financial statements and review our internal control over financial reporting. In addition, the Audit Committee approves the scope of the annual audits and fees to be paid to our independent registered public accounting firm. The Audit Committee held seven meetings during 2018.

Our Board of Directors has determined that each of Mr. Mills and Mr. Brown qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Board determined that each member of the Audit Committee meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee.  The Compensation Committee reviews the performance of our executive officers, establishes compensation programs for the executive officers (including salary and short- and long-term incentive programs) and reviews the overall compensation programs of the Company. The Compensation Committee also administers our stock incentive plans and awards. During 2018, the Compensation Committee held five meetings.

The principal executive officer and principal financial officer of the Company generally attend portions of Compensation Committee meetings and provide input to the Compensation Committee with respect to issues affecting compensation, key responsibilities, corporate objectives and equity plan management and compliance. The principal executive officer makes recommendations to the Compensation Committee regarding the compensation of our executives and participates in discussions of such compensation. From time to time, other members of management and Company personnel may attend Compensation Committee meetings to provide presentations or participate where subject matters involving their expertise are discussed. No member of management is present during discussions of his or her performance or compensation, and no member of management (including the principal executive officer) is present during deliberations and voting with respect to the principal executive officer’s performance or compensation.

The Compensation Committee may, in its sole discretion, select, retain and obtain, at the Company’s expense, the advice of independent compensation consultants. The Compensation Committee has the authority to set the compensation and oversee the work of the compensation consultant. In 2018, the Compensation Committee engaged its existing compensation consultant, Meridian Compensation Partners (“Meridian”), on a limited basis, to provide the Compensation Committee with advice in connection with our 2018 compensation program. Meridian reported directly to the Compensation Committee and served at the sole discretion of the Compensation Committee. It did not perform any other services for the Company in 2018. The Compensation Committee has assessed the independence of Meridian pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from providing independent advice to the Compensation Committee.

The Compensation Committee also may, in its sole discretion, retain and obtain, at the Company’s expense, the advice and assistance of outside counsel and such other advisors as it deems necessary.

The Compensation Committee Charter provides that the Compensation Committee may delegate its authority to one or more subcommittees. As of the Record Date, the Compensation Committee has not delegated such authority.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee oversees the nomination of directors for service on the Board of Directors and its committees, reviews and considers developments in corporate governance practices, and recommends to the Board of Directors policies and procedures with respect to corporate governance. During 2018, the Nominating and Corporate Governance Committee held four meetings.

Director Independence

Because we are quoted on the OTCQX® Best Market (the “OTCQX”) and not listed on a national securities exchange, we are not subject to certain corporate governance requirements that apply to exchange-listed companies. For purposes of evaluating the independence of our directors, our Board uses the rules of the SEC and the New York Stock Exchange, which are more stringent than those of the OTCQX. Of the six nominees for director (five of who are currently serving on our Board), the Board determined that each of Messrs. Macaluso, Brown, Davis, Mills and Obus was independent under such criteria. Of the former directors who served on the Board during 2018, the Board determined that each of Carl Bartoli, Linda A. Goodspeed, Michael E. Rescoe, Michael E. Salvati and Gary J. Taylor was independent under the rules of the SEC and the New York Stock Exchange. Each such former director resigned from the Board in April 2018, prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”). Accordingly, during 2018 and as of the Record Date, our Board of Directors was comprised of a majority of directors who qualify as independent directors under the rules adopted by the SEC and the New York Stock Exchange.

In March 2018, the Board determined that Mr. Obus was no longer considered an independent director, due to his relationship with Wynnefield Capital which, at the request of the Company’s lenders, provided funding under one of the Company’s debt agreements. Therefore, prior to the reconstitution of our Board committees in April 2018, our Nominating and Corporate Governance Committee had one non-independent director serving on it. After the Company refinanced and replaced its June 2017 senior secured credit agreement in September 2018, as discussed in “Certain Relationships and Related Transactions—Approval of Related Party Transactions” below, the Board determined that Mr. Obus again satisfied the relevant independence criteria. Mr. Obus re-joined the Nominating and Corporate Governance Committee and joined the Compensation Committee after such determination was made.

In considering the independence of our directors, the Board of Directors specifically addressed those matters disclosed in “Certain Relationships and Related Transactions.” Other than with respect to Mr. Obus, as discussed in “Certain Relationships and Related Transactions,” there were no specific transactions, relationships or arrangements that were considered by the Board of Directors in determining the independence of any of our directors.

Board’s Role in Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material transactions and financings, as well as through its oversight of management and the committees of the Board of Directors. Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to the Company related to such matters.

The Board has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:

1.                                      The Audit Committee is responsible for discussing the Company’s overall risk assessment and risk management policies with management and our independent registered public accounting firm, as well as the Company’s plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance. In addition, the Audit Committee reviews all related party transactions, including the risks related to those transactions impacting the Company.

2.                                      The Compensation Committee oversees our compensation programs and reviews the conduct incentivized by those programs, including the impact on risk-taking by our executive officers and employees.

3.                                      The Nominating and Corporate Governance Committee oversees the organization, membership and structure of our Board of Directors and our corporate governance practices. The committee members regularly report to the full Board of Directors on material developments in their areas of oversight.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters related to risk assessment or risk management. Upon the request of the committees, our principal executive officer and principal financial officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held. Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure and Committee Composition” above.

Board Nomination Process

The Nominating and Corporate Governance Committee believes that members of the Company’s Board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. The Nominating and Corporate Governance Committee has identified certain threshold criteria for Board nominees, which have been set forth in our Director Nominations Policy and include the following:

•                  Integrity. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others.

•                  Absence of Conflicts of Interest. Candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment; or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders.

•                  Fair and Equal Representation. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring or advancing any particular stockholder or other constituency of the Company.

•                  Oversight. Candidates are expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role.

•                  Expertise. Each candidate should possess professional and personal experiences and expertise relevant to the Company’s purpose, mission, and strategy.

•                  Business Understanding. Candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company. These include: contemporary governance concerns; regulatory obligations of a public issuer; strategic business planning; competition in a global economy; and basic concepts of corporate finance.

•                  Available Time. Candidates must have, and be prepared to devote, adequate time to the Board and its committees. It is expected that each candidate will be available to participate fully in Board activities including attendance at, and active participation in, meetings of the Board and any committees on which the candidate will serve, as well as the Company’s annual meetings of stockholders. Candidates shall be responsible for the management of other business and professional commitments, including service on the boards of other companies, so as not to interfere with or materially limit his or her ability to meet such Board and committee obligations.

•                  Exceptions. Under exceptional and limited circumstances, the Nominating and Corporate Governance Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its stockholders.

•                  Corporate Governance Guidelines. Each candidate shall comply with the requirements set forth in the Corporate Governance Guidelines of the Company.

•                  Additional Qualifications. In approving candidates for election as director, the Committee will also assure that:

o                at least a majority of the directors serving at any time on the Board are independent, as defined under the rules of the New York Stock Exchange;

o                at least three of the independent directors satisfy the financial literacy requirements required for service on the audit committee under the rules of the New York Stock Exchange;

o                At least one of the independent directors has accounting or related financial management expertise under the rules of the New York Stock Exchange (which experience may be presumed if the director qualifies as an audit committee financial expert under the rules of the SEC);

o                at least one of the independent directors qualifies as an audit committee financial expert under the rules of the SEC;

o                at least some of the independent directors have experience as senior executives of a public or substantial private company; and

o                at least some of the independent directors have general familiarity with an industry in which the Company conducts a substantial portion of its business or in related industries.

The Nominating and Corporate Governance Committee does not have a set policy or process for considering “diversity,” however that term may be defined, in identifying nominees. However, the Nominating and Corporate Governance Committee strives to identify and recruit individuals with diverse talents, experiences and backgrounds and will consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time and other relevant circumstances. In addition, in April 2019, the Board adopted resolutions requiring the Board to ensure that our director nominees are chosen from a pool that includes diverse candidates, and affirming its commitment to a policy of inclusiveness to ensure that: diverse candidates are routinely sought as part of every Board search undertaken by the Company; the Board strives to obtain diverse candidates by expanding director searches to include nominees from non-traditional backgrounds; and Board composition shall be periodically revisited to ensure that it reflects the knowledge, experience, skills, expertise, and diversity required for the Board to fulfill its duties. We aim to develop a Board whose membership is diverse in many ways, including race, gender, and ethnicity, as the Board recognizes that these attributes can play an important role in enhancing the dynamics of the Board.

The Nominating and Corporate Governance Committee also will consider properly submitted stockholder candidates for membership on the Board of Directors. Any stockholder of the Company wishing to submit a candidate for the Nominating and Corporate Governance Committee’s consideration must provide a written notice recommending the candidate to Williams Industrial Services Group Inc., 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084, Attention: Corporate Secretary, by email to corporatesecretary@wisgrp.com (with a confirmation copy sent by mail) or by facsimile to (877) 731-1697 (with a confirmation copy sent by mail). The written notice must be timely submitted and include required information in accordance with the Company’s bylaws (see “Stockholder Proposals for the 2020 Annual Meeting” below for more information). Candidates recommended by our stockholders will be evaluated against the same criteria and under the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Meetings

The Board held 14 meetings during 2018, including one meeting of the Board acting in its capacity as the managing member of Koontz-Wagner. Each of our incumbent directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he served during 2018. Each director is expected to devote the time necessary to appropriately discharge his responsibilities and to rigorously prepare for and attend and participate in all Board meetings and meetings of Board committees on which he serves. In addition, the independent directors meet regularly in executive session without the presence of management.

Annual Meetings of Stockholders

Pursuant to our Corporate Governance Guidelines and Director Nominations Policy, directors are expected to attend all annual meetings of stockholders, either in person or telephonically. Other than Mr. Macaluso, each director serving at the time of the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) attended such meeting. The Board anticipates that each director will attend the Annual Meeting.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board has adopted a Code of Business Conduct and Ethics, which outlines the principles of legal and ethical business conduct under which we do business. The Code of Business Conduct and Ethics is applicable to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available under the heading “Governance — Governance Documents” of the Investor Relations section of our website at http://www.wisgrp.com. Upon written request to our Corporate Secretary sent to our principal executive offices, we will provide a copy of the Code of Business Conduct and Ethics free of charge. Any substantive amendment of the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics for executive officers or directors, will be made only after approval by the Board or a committee of the Board, and will be disclosed on our website. In addition, any such waiver will be disclosed within four days on a Form 8-K filed with the SEC if then required by applicable rules and regulations.

In addition, the Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines address issues such as the criteria and requirements for the selection and retention of members of the Board, the procedures and practices governing the operation and compensation of the Board and the principles under which management shall direct and operate the business of the Company and its subsidiaries. The Corporate Governance Guidelines are available under the heading “Governance — Governance Documents” of the Investor Relations section of our website at http://www.wisgrp.com. Upon written request to our Corporate Secretary sent to our principal executive offices, we will provide a copy of the Corporate Governance Guidelines free of charge. Any substantive amendment of the Corporate Governance Guidelines will be made only after approval by the Board or a committee of the Board, and will be disclosed on our website.

Hedging or Pledging of Company Stock

Our insider trading policy prohibits our employees, officers and directors from engaging in hedging transactions involving Company stock or holding Company stock in a margin account. Additionally, our employees, officers and directors may only pledge securities with the consent of the Company. No named executive officer or director has pledged securities.

Communication with the Board of Directors

Interested parties, including stockholders, may contact the Board of Directors, including the non-management directors, or any committee of the Board of Directors by sending correspondence to Williams Industrial Services Group Inc., 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084, Attention: Corporate Secretary or corporatesecretary@wisgrp.com. Any mail received by the Corporate Secretary will then be forwarded to the appropriate members of the Board of Directors or the appropriate committee for further action, if necessary. The non-management directors have requested that the Corporate Secretary not forward to them advertisements, solicitations for periodicals or other subscriptions, and other similar communications.

Director Compensation

Director compensation is determined by the Nominating and Corporate Governance Committee, subject to approval by the entire Board of Directors. The objectives for our non-employee director compensation program are to attract highly qualified individuals to serve on the Board of Directors and align directors’ interests with the interests of our stockholders. The Nominating and Corporate Governance Committee reviews the program annually to confirm that it continues to meet these objectives.

To determine whether the director compensation program is competitive, the Nominating and Corporate Governance Committee considers general market information on program design and the advice of the Compensation Committee’s independent compensation consultant. In recommending director compensation levels, the Nominating and Corporate Governance Committee also considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of members of the Board of Directors. The Nominating and Corporate Governance Committee recommends any change it considers appropriate to the full Board of Directors for its review and approval and includes the relevant information and data for the Board of Directors to use in its considerations.

Directors who are employed by our Company or any of our subsidiaries do not receive compensation for serving as directors. For 2018, directors who are not employees of our Company or any of our subsidiaries were entitled to receive an annual cash retainer as follows:

•                  $60,000 for each non-employee director;

•                  $50,000 for the Board of Directors Chairperson;

•                  $20,000 for the Audit Committee Chairperson;

•                  $13,750 for the Compensation Committee Chairperson; and

•                  $10,000 for the Nominating and Corporate Governance Committee Chairperson.

Historically, the non-employee directors also received an annual grant of restricted shares in January with a value of $80,000 that vested in four equal annual installments. However, the annual grants for 2016, 2017 and 2018 were delayed until the Company filed its 2017 Form 10-K. Once the 2017 Form 10-K was filed, the Board of Directors approved grants of restricted shares with award values of $80,000 for 2016, $80,000 for 2017 and $60,000 for 2018 for non-employee directors who continued to serve after the 2018 Annual Meeting (in each case pro-rated for partial years of service). The reduction in the 2018 award value was due to a number of factors, including the declining stock price and the dilutive impact of approving a three-year “catch-up” grant. Now that the Company is current with its reporting and returning to an annual grant cycle, in January 2019, the Board approved an $80,000 award value for 2019, consistent with historical practice, so that it can continue to attract and retain qualified directors.

The restricted shares for 2016, 2017 and 2018 are subject to our normal four-year vesting schedule, determined as if the grant had occurred in the ordinary course in January of the respective year of service. In lieu of an annual restricted share grant, non-employee directors who resigned prior to the 2018 Annual Meeting received a cash payment of $20,000 for service in 2016 (pro-rated for a partial year of service, if any) and $20,000 for service in 2017, which was offset by accelerated vesting of outstanding restricted shares, if any.

We offer each director an annual allowance for continuing education, the amount of which is set by the Board of Directors from time to time. For 2018, the amount was $10,000; however, all of the directors elected to take advantage of free educational resources rather than using the allowance. We also reimburse non-employee directors for out of pocket expenses incurred in connection with attending Board and committee meetings.

The Board recognizes that ownership by the non-employee directors of our Common Stock will align their interests with the interests of our stockholders. As a result, each non-employee director is required to own the lesser of (i) shares with a value of three times his or her annual cash retainer or (ii) 8,000 shares. The target date for the existing directors to meet these stock ownership guidelines is five years from the date of his or her appointment. For purposes of these guidelines, the director will be deemed to “own” the Company’s shares that are beneficially owned by such person, including equity awards that will pay out within 60 days of the applicable measuring date. As of the Record Date, each non-employee director who was required to meet the ownership requirements met or exceeded the minimum ownership requirement.

2018 DIRECTOR COMPENSATION

Except as noted below, the following table provides information on the compensation awarded to, earned by or paid to each person who served as a non-employee director during 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Charles Macaluso	120,000	144,784	—	264,784
Carl Bartoli(3)	16,648	—	41,213	57,861
David A. B. Brown	66,875	128,001	—	194,876
Linda Goodspeed(3)	23,523	—	37,110	60,633
David L. Keller(3)	16,648	—	45,000	61,648
Robert B. Mills	80,000	144,784	—	224,784
Nelson Obus	60,000	124,180	—	184,180
Michael E. Rescoe(3)	16,648	—	41,213	57,861
Michael E. Salvati(3)	16,648	—	41,213	57,861
Gary J. Taylor(3)	16,648	—	45,000	61,648

(1)                                 The amounts in this column represent the aggregate grant date fair value of shares of restricted stock granted to non-employee directors in 2018 for service in 2016, 2017 and 2018 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For a discussion of the assumptions we made in valuing the stock awards, see “Note 3—Summary of Significant Accounting Policies—Stock-Based Compensation Expense” and “Note 12—Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018. The total number of unvested restricted shares held by each non-employee director serving as of December 31, 2018 was as follows:

Name	Unvested Restricted Shares (#)
Charles Macaluso	51,539
David A. B. Brown	46,423
Robert B. Mills	50,024
Nelson Obus	45,603

(2)                                 In lieu of an annual restricted share grant for 2016 and 2017, in 2018, non-employee directors who resigned prior to the 2018 Annual Meeting received a cash payment of $20,000 for service in 2016 (pro-rated for a partial year of service, if any) and $20,000 for service in 2017, which was offset by accelerated vesting of outstanding restricted shares, if any.

(3)                                 Voluntarily resigned from the Board in April 2018: Ms. Goodspeed and Messrs. Keller, Rescoe and Salvati on April 13, 2018; Mr. Taylor on April 14, 2018; and Mr. Bartoli on April 15, 2018.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal to Ratify Appointment of Moss Adams

Moss Adams has served as the Company’s independent registered public accounting firm since November 2017. Representatives of Moss Adams are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee has approved the engagement of Moss Adams to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2019. The Board of Directors is asking stockholders to ratify this appointment. Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the appointment of an independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Moss Adams for ratification by stockholders as a matter of good corporate governance.

If the stockholders should fail to ratify the selection of Moss Adams as the Company’s independent registered public accounting firm for fiscal year 2019, the Audit Committee may consider the appointment of a different independent registered public accounting firm for fiscal year 2019. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and its stockholders.

Change in Accountants

Former Independent Registered Public Accounting Firm

Effective November 16, 2017, Hein & Associates LLP (“Hein”), our former independent registered public accounting firm, combined with Moss Adams. As a result of this transaction, on November 16, 2017, Hein resigned as our independent registered public accounting firm. Concurrent with such resignation, the Audit Committee approved the engagement of Moss Adams as our new independent registered public accounting firm.

The audit reports of Hein on the Company’s financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2016, and through the subsequent interim period preceding Hein’s resignation, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference thereto in its reports on the Company’s financial statements for such years.

During the two fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were the following reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K:

•                  As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for each of the fiscal years ended December 31, 2016 and 2015, the Company’s management concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2016 and 2015 due to material weaknesses. These material weaknesses had not been remediated as of the date of Hein’s resignation.

Other than as disclosed above, there were no reportable events during the fiscal years ended December 31, 2016 and 2015, and through the subsequent interim period preceding Hein’s resignation.

The Company provided Hein with a copy of the foregoing disclosures and requested that Hein furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above disclosures. A copy of this letter, dated November 20, 2017, was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 21, 2017.

New Independent Registered Public Accounting Firm

On November 16, 2017, concurrent with Hein’s resignation, the Audit Committee approved the engagement of Moss Adams. During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period preceding the engagement of Moss Adams, neither the Company nor anyone on its behalf consulted with Moss Adams with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice of Moss Adams was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit and Non-Audit Fees

Hein was retained as our independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2017. Hein combined with Moss Adams on November 16, 2017, at which time the Audit Committee engaged Moss Adams to audit our financial statements for the 2017 fiscal year.

The following table sets forth the estimated or actual fees paid or accrued by us for professional accounting fees and services rendered for the year ended December 31, 2018, from our principal accounting firm Moss Adams; and from our principal accounting firm Moss Adams, as well as our former principal accounting firm Hein, for the year ended December 31, 2017.

	December 31,
	2018	2017
($ in thousands)	Moss Adams	Moss Adams	Hein	Totals
Audit Fees(1)	$742	$567	$102	$669
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total	$742	$567	$102	$669

(1)                                 Audit fees are fees that were charged for the audit of our annual financial statements included in our annual report on Form 10-K and review of unaudited financial statements included in our quarterly reports on Form 10-Q; for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services included in the table above were pre-approved by the Audit Committee.

When considered necessary, management prepares an estimate of fees for the service and submits the estimate to the Audit Committee for its review and pre-approval. Any modifications to the estimates will be submitted to the Audit Committee for pre-approval at the next regularly scheduled Audit Committee meeting. All fees paid to our independent registered public accounting firm during the periods covered by the 2018 Annual Report on Form 10-K were in accordance with this pre-approval policy.

Required Vote

Stockholders may cast their vote “for,” “against” or “abstain” from voting on this proposal. Ratification of the appointment of Moss Adams as our independent registered public accounting firm for the year ending December 31, 2019 requires the affirmative vote of a majority of votes cast, meaning the number of shares voted “for” the ratification of the appointment of Moss Adams must exceed the number of shares voted “against” the proposal. Abstentions are not considered votes cast and will have no effect on the vote for this proposal. In addition, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table presents information regarding the compensation earned by our named executive officers in each of 2018 and 2017, as applicable.

Name and Principal Position(7)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Tracy D. Pagliara	2018	477,233	320,000	612,499	97,600	42,538	(4)	1,549,870
President and Chief Executive Officer	2017	404,947	—	287,416	337,500	11,928		1,041,791
Timothy M. Howsman	2018	276,719	245,000	232,900	8,580	34,202	(5)	797,401
Chief Financial Officer	2017	107,085	125,000	—	3,894	147,809		383,788
Charles E. Wheelock	2018	261,800	—	178,361	128,261	9,250	(6)	577,672
Vice President, Administration, General Counsel & Corporate Secretary	2017	221,673	—	35,282	32,448	9,000		298,403
Craig E. Holmes	2018	187,892	—	—	337,500	331,587	(6)	856,979
Former Co-President and Co-Chief Executive Officer	2017	412,198	—	336,320	337,500	12,564		1,098,582
Erin Gonzalez	2018	149,899	41,000	—	137,500	213,441	(6)	541,840
Former Chief Financial Officer	2017	229,620	25,000	31,571	137,500	6,115		429,806

(1)                                 This column reflects signing or retention bonuses paid to our named executive officers for the applicable year, along with the guaranteed portion of the amount payable to Mr. Pagliara and Mr. Howsman for the 2018 fiscal year under our short-term incentive (“STI”) plan.

(2)                                 This column does not reflect the value of stock awards that were earned by the named executive officers during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of time-based RSUs and performance-based RSUs granted to our named executive officers in the applicable year, computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-based RSUs was based on the probable outcome of the applicable performance conditions as of the date of grant. The grant date fair value of the performance-based RSUs for 2018, assuming that the target level of performance would be achieved, was as follows: for Mr. Pagliara, $306,248; for Mr. Howsman, $116,450; and for Mr. Wheelock, $89,179. For a discussion of the assumptions we made in valuing the time-based RSUs and performance-based RSUs, please refer to “Note 3—Summary of Significant Accounting Policies—Stock-Based Compensation Expense” and “Note 12—Stock-Based Compensation” to the consolidated financial statements included in the Company’s 2018 Annual Report on Form 10-K.

(3)                                 This column reflects amounts earned by our named executive officers under our STI plan for the applicable year based on achievement of the applicable performance goals.

(4)                                 Pursuant to his employment agreement, Mr. Pagliara was required to perform his duties and responsibilities as Chief Executive Officer in Tucker, Georgia commencing September 1, 2018. In exchange, the Company agreed, under his employment agreement, to reimburse Mr. Pagliara for the following expenses: (i) the costs of airline tickets (and related ground transportation and parking) for trips from Atlanta, Georgia to visit his family ($7,022); (ii) the costs of renting an apartment in Atlanta and the related utilities and moving expenses ($24,006); and (iii) the costs of leasing an automobile. In addition, Mr. Pagliara received 401(k) matching contributions of $9,800.

(5)                                 Pursuant to his employment agreement, Mr. Howsman was required to perform his duties and responsibilities as Chief Financial Officer in Tucker, Georgia commencing September 1, 2018. In exchange, the Company agreed, under his employment agreement, to reimburse Mr. Howsman for the following expenses: (i) the costs of airline tickets (and related ground transportation and parking) for trips to visit his family ($3,640); and (ii) the costs of renting an apartment and the related utilities and furnishings ($20,762). In addition, Mr. Howsman received 401(k) matching contributions of $9,800.

(6)                                 The amounts in the All Other Compensation column consist of the following compensation items for 2018: for Mr. Wheelock, 401(k) matching contributions of $9,250; for Mr. Holmes, 401(k) matching contributions of $3,808, cell phone reimbursement of $240, attorneys’ fees of $9,398, subsidized Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums of $9,211 and severance equal to $308,930; and for Ms. Gonzalez, 401(k) matching contributions of $4,738, subsidized COBRA premiums of $10,786 and severance equal to $197,917.

(7)                                 Titles indicated in the table are those held by each named executive officer as of December 31, 2018. During the year ended December 31, 2018, we experienced a number of changes in our management, including our named executive officers. Effective April 13, 2018, Mr. Holmes resigned from his positions as Co-President and Co-CEO, and Mr. Pagliara was appointed President and Chief Executive Officer. Effective May 29, 2018, Ms. Gonzalez resigned from her roles as Chief Financial Officer and principal financial and accounting officer, and Mr. Howsman was appointed interim Chief Financial Officer and principal financial and accounting officer. Mr. Howsman was subsequently appointed Chief Financial Officer on July 31, 2018. Mr. Howsman had previously served as our Chief Financial Officer, Products, and principal financial officer prior to his retirement effective March 16, 2017. He then served as our Chief Accounting Officer starting December 11, 2017, in which position he was not an executive officer. He became an executive officer upon his appointment as interim Chief Financial Officer in May 2018.

Employment and Separation Arrangements

Employment Agreements

On June 20, 2018, in connection with Mr. Pagliara’s appointment as President and Chief Executive Officer of the Company on April 13, 2018, Mr. Pagliara entered into a new employment agreement with the Company (the “Pagliara Employment Agreement”), which replaced the Co-CEO employment agreement that was previously in place. The Pagliara Employment Agreement provides for an initial term of one year with automatic one-year renewals unless earlier terminated pursuant to the provisions of the Pagliara Employment Agreement or written notice of non-renewal is delivered by either party at least 90 days prior to the expiration of the then-current term. As of June 20, 2018, Mr. Pagliara’s annual base salary was $500,000 and his STI bonus opportunity target was 80% of his annual base salary. The Pagliara Employment Agreement also provides that Mr. Pagliara’s annual incentive bonus for the 2018 fiscal year shall not be less than his target STI and that he may earn more than his target STI based on the extent to which the Company achieves certain performance goals. Mr. Pagliara is additionally eligible to participate in the Company’s long-term incentive (“LTI”) program, with a target LTI of 125% of his annual base salary.

The Pagliara Employment Agreement entitles Mr. Pagliara to certain severance benefits if the Company terminates his employment other than for “disability” or “cause” (including by reason of the Company not renewing the term), or if he terminates his employment for “good reason” (a “Qualified Termination”). In such event, subject to Mr. Pagliara signing and not revoking a release of claims in favor of the Company, the Company would pay him, among other things, continued annual base salary for an 18-month period, subsidized health insurance premiums for 12 months, STI earned for the prior year, if not paid, and, if terminated on or after April 1, a pro-rated STI based on actual results. If the Qualified Termination occurred on or prior to December 31, 2019, or within 90 days before or two years after a “change in control” of the Company, then the Company would pay or cause to be paid to Mr. Pagliara the following additional benefits: (i) his target STI for the fiscal year in which the termination occurs (without pro-ration), and (ii) his then-outstanding equity incentive awards would become vested in full (without pro-ration), with any specified performance objectives deemed to be satisfied at the “target” level. The Company would pay lower amounts of severance benefits if Mr. Pagliara’s employment were terminated due to death or “disability.” The Company also agreed to reimburse Mr. Pagliara for certain reasonable travel and other out-of-pocket expenses, including certain costs associated with his relocation from Dallas, Texas to the Company’s headquarters office in Tucker, Georgia.

On July 31, 2018, in connection with Mr. Howsman’s appointment as Chief Financial Officer, Mr. Howsman entered into an employment agreement with the Company (the “Howsman Employment Agreement”). The Howsman Employment Agreement provides for an initial term of one year with automatic one-year renewals unless earlier terminated pursuant to the provisions of the Howsman Employment Agreement or written notice of non-renewal is delivered by either party at least 90 days prior to the expiration of the then-current term. As of July 31, 2018, Mr. Howsman’s annual base salary was $300,000 and his STI bonus opportunity target was 65% of his annual base salary. The Howsman Employment Agreement also provides that Mr. Howsman’s annual incentive bonus for the 2018 fiscal year shall not be less than his target STI and that he may earn more than his target STI based on the extent to which the Company achieves certain performance goals. Mr. Howsman additionally received a grant of RSUs in respect of 85,000 shares of the Company’s Common Stock, 50% of which were subject to time-based vesting conditions and 50% of which were subject to performance-based vesting conditions.

The Howsman Employment Agreement entitles Mr. Howsman to certain severance benefits in the event of a Qualified Termination (including by reason of the Company not renewing the term). In such event, subject to Mr. Howsman signing and not revoking a release of claims in favor of the Company, the Company would pay him, among other things, continued annual base salary for a 12-month period, subsidized health insurance premiums for 12 months, STI earned for the prior year, if not paid, and, if terminated on or after April 1, a pro-rated STI based on actual results. If the Qualified Termination occurred on or prior to December 31, 2019, or within 90 days before or two years after a “change in control” of the Company, then the Company would pay or cause to be paid to Mr. Howsman the following additional benefits: (i) his target STI for the fiscal year in which the termination occurs (without pro-ration), and (ii) his then-outstanding equity incentive awards would become vested in full (without pro-ration), with any specified performance objectives deemed to be satisfied at the “target” level. The Company would pay lower amounts of severance benefits if Mr. Howsman’s employment were terminated due to death or “disability.” The Company also agreed to reimburse Mr. Howsman for certain reasonable travel and other out-of-pocket expenses, including certain costs associated with his relocation to the Company’s headquarters office in Tucker, Georgia.

All quoted terms above are as defined in the respective employment agreement.

Offer Letter

In connection with his appointment as Vice President, Administration, General Counsel and Corporate Secretary, effective August 2, 2017, Mr. Wheelock received an annual base salary of $260,000 and an STI bonus opportunity with a target of 50% of annual base salary. Mr. Wheelock was also entitled to severance equal to 12 months of annual base salary.

Severance Plan

In 2018, Mr. Wheelock participated in the Executive Severance Plan (“ESP”), which entitled him to severance benefits in the event of an involuntary termination of employment other than for “cause” or a termination by the executive for “good reason” (as defined by the ESP). The severance benefits equal: (i) salary continuation of one year, (ii) payment of the STI earned for the fiscal year preceding the date of termination to the extent not previously paid, and (iii) if the date of termination occurs at least three full calendar months after the beginning of the Company’s fiscal year, a pro-rated STI for the year of termination based on actual performance results for the entire year. In exchange for the severance benefits, Mr. Wheelock must sign a release of claims against us.

Separation Agreements

Mr. Holmes, formerly one of our two principal executive officers, resigned from his positions as Co-President and Co-Chief Executive Officer of the Company and entered into a Separation Agreement, effective April 13, 2018 (the “Holmes Separation Agreement”). Under the terms of the Holmes Separation Agreement, the Company agreed to pay Mr. Holmes an amount equal to 18 months of continued base salary, as well as his “target” STI for the 2017 fiscal year, paid in monthly installments through September 30, 2018, or earlier upon a “change in control,” and his “target” STI for the 2018 fiscal year, paid on the earlier of December 14, 2018 or a “change in control.” Mr. Holmes also received subsidized premiums for continued health insurance for one year and full vesting of his outstanding equity awards, with any performance objectives deemed satisfied at the “target” level. The Holmes Separation Agreement required him to reaffirm his non-compete and non-solicitation covenants and included a standard non-disparagement covenant as well as a release of claims.

In addition, Ms. Gonzalez, formerly our Chief Financial Officer and principal accounting and financial officer, resigned from her positions with the Company and entered into a Separation Agreement, effective May 29, 2018 (the “Gonzalez Separation Agreement”). Under the terms of the Gonzalez Separation Agreement, the Company agreed to pay to Ms. Gonzalez an amount equal to 12 months of continued base salary, as well as 75.04% of her target STI for the 2017 fiscal year (the payment of which Ms. Gonzalez previously elected to defer), payable in equal monthly installments beginning June 30, 2018 through September 30, 2018, and her target STI for the 2018 fiscal year, payable on the earlier of December 14, 2018 or the date of a “change in control.” Ms. Gonzales will also receive subsidized premiums for continued health insurance for one year and full vesting of her outstanding equity awards, with any performance objectives deemed satisfied at the “target” level.  The Gonzalez Separation Agreement required her to reaffirm her non-compete and non-solicitation covenants and included a standard non-disparagement covenant as well as a release of claims.

All quoted terms above are as defined in the respective separation agreement.

Elements of Total Direct Compensation

The overriding objective of our compensation program in 2018 was to attract and retain a quality management team capable of re-establishing a solid foundation for our business through process discipline, operating rigor and accountability, while continuing to provide our customers with high quality services.

A brief summary of our total direct compensation—consisting of base salary, STI opportunities and LTI opportunities—for our named executive officers is set forth below.

Annual Base Salaries

The Compensation Committee intends to provide our named executive officers with competitive base salaries that are commensurate with their job responsibilities, experience and performance. The base salary for each of Messrs. Pagliara and Howsman is set forth in his respective employment agreement set forth above. On October 1, 2018, the Board approved a 3% merit increase in Mr. Wheelock’s annual base salary, increasing it to $267,800.

Short-Term Incentive Compensation

The STI plan is designed to motivate our named executive officers to achieve each year’s business plan objectives and individual performance goals.

Each of Messrs. Pagliara and Howsman’s STI for the 2018 fiscal year was guaranteed to be no less than 80% and 65%, respectively, of his annual base salary as in effect on the last day of the year, but each had the opportunity to earn more based on the extent to which the Company exceeded its adjusted EBITDA target (excluding disposition, restructuring, severance costs and STI costs) for the 2018 fiscal year (50% weighting) and the Company’s achievement of the following strategic initiatives for 2018 (50% weighting, allocated equally among the three goals): (i) divestiture and/or cessation of operations of Koontz-Wagner, including the Houston facility; (ii) completion of an asset-based revolving loan and a refinanced term loan; and (iii) transfer of the corporate office from Irving, Texas to Tucker, Georgia.

Mr. Wheelock’s “target” STI for the 2018 fiscal year equaled 50% of his annual base salary. The performance objectives for Mr. Wheelock’s 2018 STI opportunity were allocated 90% to adjusted EBITDA objectives (excluding disposition, restructuring, severance costs and STI costs) and 10% to key performance initiatives relating to safety measures.

The following chart sets forth the adjusted EBITDA target for 2018, along with the actual results and payout percentage:

Goal	Threshold (70% Payout)	Target (90% Payout)	Maximum (190% Payout)	Actual Results	Payout Percentage
Adjusted EBITDA	$11,635,000	$14,893,000	$29,787,000	$16,203,000	108.8%

Messrs. Pagliara and Howsman were entitled to a payout under the 2018 STI program equal to 104.4% of their target STI opportunity, reflecting a weighted average achievement level of 108.8% of the adjusted EBITDA target measure and 100% of the three strategic goals described above, each of which were achieved. Mr. Wheelock was entitled to a payout under the 2018 STI program equal to 97.92% of his target STI opportunity, reflecting a weighted average achievement level of 108.8% of the adjusted EBITDA target measure and 0% of the key performance initiatives relating to safety measures.

Long-Term Incentive Compensation

As part of its annual management performance evaluation, the Compensation Committee reviewed the LTI award levels for 2018 in June 2018 for our then-current named executive officers. When considering appropriate award levels, the Compensation Committee considered its assessment of each executive’s general performance during the year, as well as his relative roles and responsibilities and potential within the Company, our burn rate, the potential dilution that will occur to our stockholders and the median levels of market surveys. Based on this information, the Compensation Committee established the following LTI target opportunities: 125% of annual base salary for Mr. Pagliara, 85,000 shares for Mr. Howsman, and 70% of annual base salary for Mr. Wheelock.

Each current named executive officer’s award opportunity under the 2018 LTI plan consisted of two components of roughly equal value:

•                  Performance-based restricted stock units (“RSUs”), which vest in three equal annual installments on March 31 of each of 2019, 2020 and 2021, provided that we achieve a per share stock price of at least $5.00 for any period of 30 consecutive trading days at any time prior to June 30, 2021.

•                  Time-based RSU awards, which vest in three equal annual installments on March 31 of each of 2019, 2020 and 2021.

Compensation Policies

We maintain a number of compensation policies and practices that are designed to align the interests of our named executive officers with our stockholders.

•                  Stock Ownership Guidelines.  Our stock ownership guidelines require the officers of the Company to hold a minimum level of the Company’s shares of Common Stock: for the Chief Executive Officer position, the lesser of three times his or her base salary or 75,000 shares, and for the other named executive officers, the lesser of two times his or her base salary or 40,000 shares. These guidelines are designed so that each executive has personal wealth tied to the long-term success of the Company and is therefore aligned with stockholder interests. The target date for named executive officers to meet these stock ownership guidelines is five years from the date of his or her appointment. As of the Record Date, each named executive officer who was required to meet the ownership requirements met or exceeded the minimum ownership requirement.

•                  No Hedging or Pledging of Company Stock.  Our insider trading policy prohibits our employees, officers and directors from engaging in hedging transactions involving Company stock or holding Company stock in a margin account. Additionally, our employees, officers and directors may only pledge securities with the consent of the Company. No named executive officer or director has pledged securities.

•                  Claw Back Policy.  We maintain a “claw back” policy, under which our Board has the ability to require our executive officers to forfeit or repay STI awards and other performance-based compensation if: (i) the payment, grant or vesting of the compensation was based upon financial results that were subsequently restated; (ii) the Board determines, in its sole discretion, that the officer engaged in fraud or misconduct that caused or contributed to the need for the restatement; (iii) the officer received more compensation than he or she would have received if the financial results had been properly reported; and (iv) the Board determines, in its sole discretion, that forfeiture or repayment of all or a portion of the officer’s performance-based compensation is in the best interest of the Company and its stockholders.

•                  No Excise Tax Gross Ups.  We do not provide excise tax gross ups for severance benefits received in connection with a change in control of the Company.

•                  Double Trigger Vesting.  Awards granted under our 2015 Equity Incentive Plan provides for “double trigger” vesting of equity awards assumed in a change in control transaction, so that the awards will not automatically vest on a change in control. Instead, the awards assumed in a transaction will continue to vest on their regularly-scheduled vesting date or, if earlier, upon a termination without cause or resignation for good reason within two years after a change in control.

•                  No Supplemental Executive Retirement Plan.  We do not maintain a supplemental executive retirement plan or any other type of defined benefit retirement plan.

•                  Risk Assessment.  We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. Although a significant portion of our executive compensation program traditionally has been performance-based, we have focused on aligning our compensation policies with the long-term interests of our stockholders and avoiding rewards that could create excessive or inappropriate risks to the Company.

•                  Consideration of “Say-on-Pay” Vote.  At the 2018 Annual Meeting, stockholders showed support for our executive compensation program by approving the compensation of our named executive officers by a vote of approximately 91% of the shares represented by person or by proxy. The Compensation Committee views the support of our stockholders as an endorsement of our compensation program and objectives.

Compensation Consultant

We believe that each element of our compensation program should remain competitive in order to retain, and, if necessary, attract, experienced, high caliber executives. To achieve this objective, the Compensation Committee has, since 2013, engaged Meridian as its compensation consultant. In 2018, the Compensation Committee engaged Meridian on a limited basis, to provide it with advice in connection with our 2018 compensation program.

Retirement and Welfare Benefits

We make available to each of our named executive officers certain benefits that are generally available to all salaried employees, including medical, dental, vision, life, accidental death and dismemberment, travel accident and short- and long-term disability insurance. All of our named executive officers are entitled to participate in our 401(k) plan and its flexible spending benefit plan and are entitled to four weeks of paid vacation each year. These benefits are made available so that we can provide competitive compensation to our salaried employees and our named executive officers.

2018 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unvested equity awards held by each of our named executive officers as of December 31, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested(3) ($)
Tracy D. Pagliara	137,588	321,956	210,586	492,771
Timothy M. Howsman	42,500	99,450	42,500	99,450
Charles E. Wheelock	34,437	80,583	52,435	122,698

(1)                                 This column reflects the sum of unvested time-based RSUs held by each named executive officer as of December 31, 2018.

(2)                                 The following table shows the vesting schedules for the unvested time-based RSUs outstanding as of December 31, 2018.

Name	March 31, 2019	March 31, 2020	March 31, 2021
Tracy D. Pagliara	68,143	34,722	34,723
Timothy M. Howsman	14,167	14,167	14,166
Charles E. Wheelock	14,214	10,111	10,112

(3)                                 The market value is based on the closing market price of our Common Stock on the last trading day of 2018 ($2.34).

(4)                                 This column reflects the sum of the unvested performance-based and market-based RSUs held by each named executive officer as of December 31, 2018. The 2016 awards generally vest in two equal installments on March 30, 2017 and March 30, 2018, provided that the applicable performance goal has been satisfied by each such date (and, if not, through the date the applicable performance goal is subsequently achieved, which must occur within five years after the date of grant). The applicable performance goal for the 2016 awards will be satisfied if the Company achieves a per share price greater than or equal to $5.50 for any period of 30 consecutive trading days during the five-year period ending on the fifth anniversary of the  date of grant. The 2017 awards generally vest based on the extent to which we achieve a percentile ranking between the 25th percentile (for a 25% payout) and 75th percentile (for a 150% payout) among companies in a comparator group for total stockholder return (“TSR”) during the period commencing April 17, 2017 and ending March 31, 2019 (with payout capped at target if our TSR is negative). If our TSR percentile ranking as of March 31, 2018 is at or above the 25th percentile, then the payout of the 2017 awards shall not be less than threshold. In addition, the 2017 award will vest at no less than target if the Company achieves a trading price per share equal to $6.00 for any period of 30 consecutive trading days during the three-year period ending on March 31, 2020. The 2018 awards generally vest in three equal annual installments on March 31 of each of 2019, 2020 and 2021, provided that we achieve a per share stock price of at least $5.00 for any period of 30 consecutive trading days at any time prior to June 30, 2021.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

At the 2018 Annual Meeting, our stockholders recommended that our Board hold say-on-pay votes on an annual basis. As a result, and pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our named executive officers as described in this proxy statement. At the 2018 Annual Meeting, approximately 91% of our stockholders who cast votes approved the compensation of our named executive officers.

We anticipate that stockholders will next have the opportunity to vote on the frequency of future votes on named executive officer compensation at the 2024 Annual Meeting.

Advisory Resolution

The Board of Directors recommends that stockholders approve the compensation of the Company’s executive officers as described in this proxy statement by approving the following advisory resolution:

“RESOLVED, that the stockholders of Williams Industrial Services Group Inc. (the “Company”) approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the 2018 Summary Compensation Table and the other related tables and disclosure.”

Required Vote

Stockholders may cast their vote “for,” “against” or “abstain” from voting on this proposal. The advisory vote regarding the compensation of the named executive officers described in this Proposal 3 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal, meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” it. Abstentions and broker non-votes are not considered votes cast and will therefore have no effect on the vote for this proposal.

Because this vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and will take into account the outcome of the vote when and as it deems appropriate when making determinations regarding executive compensation.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2015 EQUITY INCENTIVE PLAN

Introduction

The Company is asking stockholders to approve an amendment and restatement (the “Amended Plan”) of the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of Common Stock authorized for issuance under the Amended Plan by 1,000,000 shares.

The 2015 Plan was adopted by the Board on January 29, 2015, and, on May 8, 2015, our stockholders approved the 2015 Plan at our 2015 annual meeting. As adopted, 1,000,000 shares of our Common Stock were authorized for issuance pursuant to awards granted under the 2015 Plan. On April 22, 2019, the Board adopted the Amended Plan, subject to approval by the stockholders, to increase the maximum number of shares of Common Stock available for issuance of awards by 1,000,000 shares, to 2,000,000 shares. In addition to increasing the number of authorized shares under the Amended Plan by 1,000,000, the Amended Plan contains certain administrative updates to reflect the Company’s name change, effective June 29, 2018.

Reasons for Amendment

Since the adoption of the 2015 Plan, the Compensation Committee and the Board have been focused on a number of key changes in executive management, along with retaining our core executive team and attracting new executive talent. The management changes occurred during a period of disappointing financial results and a financial restatement process. During this challenging transition period, it was critically important to focus our employees on operating the business and executing strategic initiatives that were designed to improve our financial results on both a short-term and long-term basis.

Therefore, in order to maintain stability and attract and retain executive talent during this transition period, and to align the interests of our management team with our stockholders’ interests, the Compensation Committee approved a number of equity awards to existing employees and to induce new employees, including named executive officers, to join our team, which eventually depleted our share reserve under the 2015 Plan. After depleting the share reserve under the 2015 Plan, we granted additional equity awards to employees, including named executive officers, and directors covering approximately 1.7 million shares, outside of the 2015 Plan. Because we were no longer listed on a national securities exchange, we were not required to seek stockholder approval to make these grants. Nonetheless, in 2018, the Compensation Committee expressed a desire to have stockholders approve prior grants of equity awards outside of the 2015 Plan on an “advisory” basis. As a result, we provided a detailed summary of our 2016-2018 equity grant practices in the “say-on-pay” proposal in the proxy statement. The say-on-pay proposal is the SEC-endorsed method for stockholders to provide their input on compensation decisions on an “advisory” basis. Stockholders approved the 2018 “say-on-pay” proposal by a vote of 91%.

In March 2019, the Compensation Committee approved our 2019 LTI program, which consists of time-based phantom stock unit awards (1/3 value) and performance-based awards (2/3 value). The Company has the discretion to pay the awards in cash or shares. The intent is for the time-based awards and one-third of the performance-based awards to be paid in shares, subject to approval of additional shares under the Amended Plan, which would require approximately 546,000 shares. If the other two-thirds of the performance-based awards were also paid in shares, then we would need approximately 987,000 shares total (assuming target performance) to fund the 2019 grants.

We are requesting that stockholders approve an additional 1,000,000 shares under the Amended Plan to fund the 2019 LTI program and potential future grants.

Because we are not listed on a national securities exchange, we are not required to seek stockholder approval of the Amended Plan. However, we wish to enable our stockholders to provide their input. The Board of Directors considers equity-based compensation an essential tool to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our stockholders. Therefore, our determination to grant of equity-based compensation awards is an important element of our ability to attract and retain such individuals, our business and the interests of our stockholders. If we are unable to grant such awards, we may be required to otherwise increase the cash component of our compensation mix — for example, by settling the 2019 LTI awards in cash rather than shares. This would inhibit our ability to meet our compensation objectives, including aligning our executives’ interests with the interests of our stockholders and motivating our executives over a long-term horizon. As a result, the Board of Directors believes that it is in the best interests of the Company for our stockholders to approve the Amended Plan.

In determining the number of additional shares to reserve for issuance under the Amended Plan, our Board considered our burn rate (see below), the potential dilution resulting from the proposed increase (see below), and advice provided by the Compensation Committee’s independent compensation consultant.

Burn Rate

Burn Rate Components	2017(1)	2018	2019(2)
Full Value Shares Granted	273,610	1,512,634	781,367
÷ Common Shares Outstanding	17,946,386	18,660,218	18,815,935
= Burn Rate	1.52%	8.11%	4.15%

(1)                                 Does not include awards that have the potential to be settled in cash.

(2)                                 Assumes that the time-based awards and one-third of the performance-based awards granted under the 2019 LTI program will be paid in shares.  The 2019 grants include the awards to employees during the annual 2019 award cycle, awards to non-employee directors in January 2019 (130,612 shares), an award to a non-employee consultant (25,105) and off-cycle grants to employees in January 2019 (43,000).

Overhang

Overhang measures the dilutive impact of equity programs. Our overhang is equal to the number of shares of Company common stock subject to outstanding equity awards plus the number of shares available to be granted, divided by the total shares of Company common stock outstanding. The 1,000,000 shares of Company common stock being requested under the Plan would bring our aggregate overhang in 2019 to approximately 12.0%, which is within general industry norms. This percentage includes awards to non-employee directors in January 2019, an award to a non-employee consultant and grants to employees in 2019 and excludes outstanding awards that vested in March 2019. It also assumes that the time-based awards and one-third of the performance based awards granted under the 2019 LTI program will be paid in shares.

Summary of the Amended Plan

The following summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Appendix A to this proxy statement, with deletions indicated by strike-out and additions indicated by bold and underline, and incorporated herein by reference.

Plan Limits

As amended, the maximum number of shares of our Common Stock that may be issued or transferred with respect to awards under the Amended Plan will be 2,000,000 shares, which may include authorized but unissued shares, treasury shares or a combination of the foregoing. Shares subject to awards that terminate or are forfeited will again be available for issuance under the Amended Plan and, upon payment in cash of the benefit provided by any award granted under the Amended Plan, any shares that were subject to that award will be available for issue or transfer under the Amended Plan.

However, shares surrendered for the payment of the exercise price of stock options, shares repurchased by us with option proceeds and shares withheld for taxes upon exercise or vesting of an award will not again be available for issuance under the Amended Plan. In addition, if a stock appreciation right (“SAR”) is exercised and settled in shares, all of the shares underlying the SAR will be counted against the Amended Plan limit regardless of the number of shares used to settle the SAR.

The Amended Plan imposes various sub-limits on the number of shares of our Common Stock that may be issued or transferred under the Amended Plan for awards that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code (the “Code”). This exception was repealed by the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, and therefore these sub-limits are no longer applicable. In order to comply with the rules applicable to incentive stock options, the Amended Plan provides that all of the shares available may be issued as incentive stock options.

Additionally, the Amended Plan provides that no non-employee director may be granted, during any one calendar year, awards with a grant date fair value for financial accounting purposes of more than $250,000.

Administration

The Amended Plan is administered by the Compensation Committee (or such other committee as our Board of Directors selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “independent director” under applicable stock exchange rules). The Compensation Committee has full and final authority in its discretion to take all actions determined to be necessary in the administration of the Amended Plan.

Our Board of Directors may reserve to itself any or all of the authority and responsibility of the Compensation Committee under the Amended Plan or may act as administrator of the Amended Plan for any and all purposes. In addition, to the extent permitted by applicable laws, our Board of Directors or Compensation Committee may expressly delegate to one or more directors or officers some or all of the Compensation Committee’s authority, within specified parameters, to administer the Amended Plan. The Board of Directors also specifically reserves the exclusive authority to approve and administer all awards under the Amended Plan to directors.

Eligibility

The Amended Plan provides that awards may be granted to our employees (including employees of our subsidiaries) and non-employee directors, except that incentive stock options may be granted only to employees. Approximately 31 employees and non-employee directors currently are eligible to participate in the Amended Plan.

Duration and Modification

The Amended Plan will terminate on January 28, 2025, or such earlier date as our Board of Directors may determine. The Amended Plan will remain in effect for outstanding awards until no awards remain outstanding. The Board of Directors may amend, suspend or terminate the Amended Plan at any time, but stockholder approval is required for any amendment to the extent necessary to comply with applicable stock exchange rules or applicable laws. Except as otherwise provided in the Amended Plan, an amendment of the Amended Plan or any award may not adversely affect in a material way any outstanding award without the consent of the affected participant, provided that the Compensation Committee may amend the Amended Plan or any award without a participant’s consent to the extent the Compensation Committee deems necessary to comply with applicable law.

Stock Options

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant stock options to participants in such number as the Compensation Committee determines in its discretion. Stock options may consist of incentive stock options, non-qualified stock options or any combination of the foregoing awards.

Stock options provide the right to purchase shares of our Common Stock at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect to such grants). The price of our Common Stock as reported on the OTCQX on the Record Date was $2.27 per share. No stock options may be exercised more than 10 years from the date of grant.

Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. Our Compensation Committee will determine the terms in its discretion, which terms need not be uniform among all option holders.

The option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted shares of our Common Stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) by cashless or broker-assisted exercise, (iv) by any combination of the foregoing methods of payment or (v) through any other method approved by the Compensation Committee.

Stock Appreciation Rights

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant SARs to participants in such number as the Compensation Committee determines in its discretion. The grant price for each SAR will be determined by the Compensation Committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. No SAR may be exercised more than 10 years from the date of grant.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of our Common Stock on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, shares of our Common Stock of equivalent value, or in some combination thereof.

Each grant of a SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. Our Compensation Committee will determine these terms in its discretion, and these terms need not be uniform among all participants.

Restricted Shares

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell restricted shares to participants in such number as the Compensation Committee determines in its discretion.

An award of restricted shares constitutes an immediate transfer of ownership of a specified number of shares of Common Stock to the recipient in consideration of the performance of services. Unless otherwise provided by the Compensation Committee, the participant is entitled immediately to voting, dividend and other ownership rights in the shares. However, any right to dividends with respect to restricted shares that vest based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code based on continued service, the achievement of performance objectives or upon the occurrence of other events as determined by our Compensation Committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Compensation Committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell RSUs to participants in such number as the Compensation Committee determines in its discretion.

RSUs constitute an agreement to deliver shares of our Common Stock to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Compensation Committee may specify, including the achievement of one or more performance objectives (as described below). To the extent earned, the participant will receive payment of RSUs at the time and in the manner determined by our Compensation Committee, in cash, shares of Common Stock, restricted shares or any combination thereof.

During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the RSUs, but the Compensation Committee may authorize the payment of dividend equivalents with respect to the RSUs. However, any right to dividend equivalents with respect to RSUs that vest based on the achievement of performance objectives will be subject to the same terms and conditions as the RSUs.

Other Share-Based Awards

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell other share-based awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to shares of our Common Stock or factors that may influence the value of such shares. For example, the awards may include shares of Common Stock granted as a bonus, convertible or exchangeable debt securities or other securities, purchase rights for shares or awards with value and payment contingent upon performance of our Company or our subsidiaries or other factors determined by the Compensation Committee.

The Compensation Committee will determine the terms and conditions of these other share-based awards. Shares of Common Stock delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Other share-based awards may be granted with a right to receive dividend equivalents. However, any right to dividend equivalents with respect to another share-based award that vests based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the other share-based award.

Cash-Based Awards

We may also grant cash-based awards under the Amended Plan. A cash-based award gives a participant a right to receive a specified amount of cash, subject to terms and conditions established by the Compensation Committee, which may include continued service and/or the achievement of performance objectives.

Minimum Vesting for Awards to Employees

Except as otherwise provided in an award agreement in connection with a change in control or a participant’s death, disability, retirement or termination without cause or for good reason, (i) no performance-based vesting condition shall be based on performance over a period of less than one year, and (ii) no service-based vesting condition shall lapse more quickly than one year from the date of grant of the award (which vesting period may lapse on a pro-rated, graded or cliff basis as specified in the award agreement); provided, however, that awards to employees covering up to 5% of the shares available for grant under the Amended Plan may be granted with a vesting period of less than one year, regardless of whether vesting is conditioned upon the achievement of performance objectives.

Performance Objectives

Subject to the restrictions previously noted, our Compensation Committee may condition the vesting, exercise or payment of any award upon the achievement of one or more performance objectives. Performance objectives may be described in terms of the performance of our Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products or the performance of an individual participant. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that our Compensation Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

Performance objectives may be based on one or more of the following criteria: revenues; earnings from operations; operating income; earnings before or after interest and taxes; operating income before or after interest and taxes; net income; cash flow; operating cash flow; earnings per share; return on total capital; return on invested capital; return on gross investment; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items; operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items; return on investment; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; contribution margin; stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

Acceleration of Awards

Our Compensation Committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the Compensation Committee, in its discretion, declares. Any such decisions by the Compensation Committee need not be uniform among all participants or awards. Additionally, the Compensation Committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

Change in Control

The Compensation Committee may, in its sole discretion and without the consent of participants, determine whether and to what extent outstanding awards shall be assumed, converted or replaced by the resulting entity in connection with a change in control. The treatment of outstanding awards in the event of a change in control is as follows:

•                  To the extent outstanding awards are assumed, converted or replaced by the resulting entity: (i) any performance-based outstanding awards shall be converted by the resulting entity, as if “target” performance had been achieved as of the date of the change in control, and shall continue to vest during the remaining performance period or other period of required service; and (ii) all other awards shall continue to vest during the applicable vesting period, if any. If a participant incurs a termination other than for cause, death or disability or for good reason during the two-year period commencing on the date of the change in control, then upon such termination, (A) all outstanding awards that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (B) all restrictions with respect to outstanding awards shall lapse, with any performance objectives deemed to be satisfied at the “target” level, and (C) all outstanding awards shall become fully vested.

•                  To the extent outstanding awards are not assumed, converted or replaced by the resulting entity: (i) all outstanding awards that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term; (ii) all restrictions with respect to outstanding awards shall lapse, with any performance objectives with respect to outstanding awards deemed to be satisfied at the “target” level; and (iii) all outstanding awards shall become fully vested.

The Compensation Committee may also provide that any outstanding award (or a portion thereof) shall, upon the occurrence of such change in control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a change in control).

A change in control generally means any of the following: (i) the acquisition of 50% or more of the Company’s then outstanding Common Stock or outstanding voting securities; (ii) a change in the membership of our Board of Directors, so that the current incumbents and their approved successors no longer constitute a majority; (iii) consummation of a merger, reorganization or consolidation, or the sale or other disposition of all or substantially all of the Company’s assets, unless (A) the owners of our Common Stock or voting securities own more than 50% of the resulting corporation, (B) no person owns 50% or more of the Common Stock or voting securities of the resulting corporation (except to the extent owned prior to the transaction), and (C) at least a majority of the board of directors of the resulting corporation are members of our incumbent Board of Directors; or (iv) stockholder approval of the complete liquidation or dissolution of the Company.

Forfeiture and Repayment of Awards

An award agreement may provide that if the Compensation Committee determines a participant has engaged in any “detrimental activity,” either during service with the Company or a subsidiary or after termination of such service, then, promptly upon receiving notice of the Compensation Committee’s determination, the participant shall: (i) forfeit that award to the extent then held by the participant; (ii) return all shares that the participant has not disposed of that had been acquired pursuant to that award, in exchange for payment by the Company or the subsidiary of any amount actually paid by the participant; and (iii) with respect to any shares acquired pursuant to an award that were disposed of, pay to the Company or the subsidiary, in cash, the excess, if any, of: (A) the fair market value of the shares on the date acquired, over (B) any amount actually paid by the participant for the shares. Clauses (ii) and (iii) of the preceding sentence will apply only to shares that were acquired pursuant to the award during a period of two years prior to the date of the participant’s initial commencement of the detrimental activity.

Detrimental activity generally means violations of any non-compete, non-solicitation, confidentiality or ownership of works covenants set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant.  Detrimental activity also includes (i) participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of participant for any crime involving dishonesty or for any felony.

Awards may also be subject to forfeiture or repayment pursuant to the terms of our Compensation Recovery Policy, including any amendment to the policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any applicable SEC or stock exchange rules.

Transferability

Except as our Board of Directors or Compensation Committee otherwise determines, awards granted under the Amended Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by our Compensation Committee, any stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the Amended Plan may provide that any shares of Common Stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, our Compensation Committee will adjust the number and kind of shares that may be delivered under the Amended Plan, the individual award limits and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price and the grant price or other price of shares subject to outstanding awards, in each case to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Any such adjustment will be made by our Compensation Committee, whose determination will be conclusive.

Prohibition on Re-Pricing

Subject to adjustment as described under “Adjustments” immediately above, the Amended Plan does not permit, without the approval of our stockholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

•                  an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•                  the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•                  the cancellation of an outstanding stock option or SAR and replacement with another award under the Amended Plan.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the Amended Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

•                  Nonqualified Stock Options. In general: (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•                  Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by the option holder within two years after the date of the grant or within one year after the issuance of such shares, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the option holder as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the option holder generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

•                  SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

•                  Restricted Shares. A participant will not be subject to tax until the shares of restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

•                  Restricted Share Units. A participant will not recognize income upon the grant of RSUs. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

•                  Other Share-Based Awards and Cash-Based Awards. A participant generally will recognize ordinary income upon the payment of other share-based awards or cash-based awards in an amount equal to the cash and the fair market value of any unrestricted shares received.

•                  Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the Amended Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

•                  Section 409A. The Amended Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted shares awards, unrestricted shares awards, stock options and SARs that comply with the terms of the Amended Plan are designed to be exempt from the application of Section 409A. RSUs and dividend equivalents granted under the Amended Plan will be subject to Section 409A, unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, our Company or our subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Code.

Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which directors and employees will receive awards and the amount and type of awards received, it generally is not possible to determine the number of individuals to whom awards will be made in the future under the Amended Plan or the amount of those awards. However, in March 2019, the Compensation Committee approved our 2019 LTI program. The LTI program consists of time-based phantom stock unit awards (1/3 value) and performance-based awards (2/3 value). The Company has the discretion to pay the awards in cash or shares. The intent is for the time-based awards and one-third of the performance-based awards to be paid in shares, subject to approval of additional shares under the Amended Plan, which would require approximately 546,000 shares. If the other two-thirds of the performance-based awards were also paid in shares, then we would need approximately 987,000 shares total (assuming target performance) to fund the 2019 grants.

New Plan Benefits(1)

Name and Position	Dollar Value ($)	Number of Units (#)
Tracy D. Pagliara President and Chief Executive Officer	600,000	143,061
Timothy M. Howsman Chief Financial Officer and Principal Financial and Accounting Officer	255,000	60,801
Charles E. Wheelock Vice President, Administration, General Counsel & Secretary	187,460	44,697
Executive Group	1,042,460	248,559
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	1,401,181	334,091

(1)                                 Includes the following awards granted on April 3, 2019: (i) time-based phantom stock units that will vest in three equal installments on March 31 of each of 2020, 2021 and 2022; and (ii) performance-based awards that are earned based on our performance relative to pre-established goals during three consecutive annual performance periods commencing January 1, 2019, January 1, 2020 and January 1, 2021. The amounts were determined using the closing price of the Company’s stock on the OTCQX on the date of grant. The potential number of units underlying the performance-based awards for the 2020 and 2021 performance periods cannot be determined at this time because the awards are denominated in cash, and we do not expect to pay those tranches in shares. Therefore, we have not included any units for those tranches in the table.

Registration with the SEC

As soon as is practicable after stockholder approval of the Amended Plan, the Company intends to file a Registration Statement on Form S-8 with the SEC, in order to register the issuance, pursuant to the Securities Act, of the additional shares of Common Stock authorized for issuance under the Amended Plan.

Required Vote

Stockholders may cast their vote “for,” “against” or “abstain” from voting on this proposal. The vote regarding the Amended Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal, meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” it. Abstentions and broker non-votes are not considered votes cast and will therefore have no effect on the vote for this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2015 EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 about the Company’s equity compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)(2)
Equity compensation plans approved by security holders	469,635	—	—
Equity compensation plans not approved by security holders(3)	1,066,696	—	—
Total	1,536,331	—	—

(1)                                 Consists of outstanding stock options, time-based RSUs and performance-based RSUs granted at target under the 2011 Equity Incentive Plan and the 2015 Plan at December 31, 2018, including 122,000 unexercised options for Mr. Cryan.

(2)                                 No shares were available under the 2015 Plan as of December 31, 2018. No additional shares may be granted under the 2011 Equity Incentive Plan.

(3)                                 Represents the number of inducement grants made prior to December 31, 2018 in the form of time-based RSUs and performance-based RSUs. Inducement grants were made outside of an equity incentive plan, vested against the Company’s treasury reserve, and used to induce new employees to work for the Company during prior years when the Company’s share price was low due to, among other things, the restatement of the Company’s financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as indicated otherwise, the following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of our Common Stock by holders of greater than 5% of our Common Stock that have filed ownership reports with the SEC, each of our current directors, each of our named executive officers named in the Summary Compensation Table, and all of our current directors and named executive officers as a group. Except as otherwise indicated, addresses are c/o Williams Industrial Services Group Inc., 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares (#)	Percentage of Class (%)(1)
Greater than 5% Holders:
Nelson Obus(2)	3,690,517	19.4%
Emancipation Management LLC(3)	3,090,898	16.3%
Wax Asset Management, LLC(4)	2,322,118	12.2%
Tontine Asset Associates, LLC(5)	1,735,291	9.1%

Directors, Nominees and Named Executive Officers:
Charles Macaluso(6)	136,789	*
David A. B. Brown(6)	118,702	*
Steven D. Davis	—	—
Robert B. Mills(6)	131,315	*
Nelson Obus(2)(6)	3,690,517	19.4%
Tracy D. Pagliara(7)	217,603	1.1%
Timothy M. Howsman(7)(11)	35,218	*
Charles E. Wheelock(7)	20,748	*
Craig E. Holmes(8)(10)	218,799	1.2%
Erin Gonzalez(8)(11)	27,326	*
Directors, Director Nominees and Executive Officers as a Group (8 persons)(9)	4,350,892	22.9%

* Less than 1%.

(1)                                 Based upon 19,000,381 shares of our Common Stock outstanding as of the Record Date. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days of the Record Date, upon the scheduled vesting of time-based RSUs. Accordingly, the number of shares and percentage set forth next to the name of such person, and all current directors and executive officers as a group, includes shares of directly owned Common Stock (including shares of restricted Common Stock) and shares of Common Stock issuable pursuant to time-based RSUs that will vest within 60 days of the Record Date. However, the shares of Common Stock that may be issued upon the vesting of time-based RSUs held by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder. We have excluded shares of Common Stock issuable upon vesting of outstanding performance-based RSUs, due to the variable nature of such awards. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder.

(2)                                 Of the shares listed, 3,603,045 were reported on a Form 4 filed with the SEC on December 18, 2018, with respect to holdings as of December 17, 2018. They include: (i) 1,186,054 shares of Common Stock (the “Partner Shares”) held by Wynnefield Partners Small Cap Value, L.P., of which WCM is the sole general partner and has the sole power to direct the voting and disposition of these shares and, as a result, may be deemed to beneficially hold the Partner Shares; (ii) 1,210,988 shares of Common Stock (the “Partner I Shares”) held by Wynnefield Partners Small Cap Value, L.P. I, of which WCM is the sole general partner and has the sole power to direct the voting and disposition of these shares and, as a result, may be deemed to beneficially hold the Partner I Shares; (iii) 1,041,671 shares of Common Stock (the “Offshore Shares”) held by Wynnefield Small Cap Value Offshore Fund, Ltd., of which Wynnefield Capital is the sole investment manager and has the sole power to direct the voting and disposition of these shares and, as a result, may be deemed to beneficially hold the Offshore Shares; and (iv) 164,332 shares of Common Stock (the “Plan Shares”) held by Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan (the “Plan”), an employee profit sharing plan. Mr. Nelson Obus and Mr. Joshua Landes are the co-managing members of WCM and, in such role, share the power to direct the voting and disposition of the shares of Common Stock WCM may be deemed to beneficially hold and, as a result, may be deemed to beneficially hold the Partner Shares and the Partner I Shares. Mr. Obus and Mr. Landes are executive officers of Wynnefield Capital and, in such role, share the power to direct the voting and disposition of the Offshore Shares and, as a result, may be deemed to beneficially hold the Offshore Shares. Mr. Obus and Mr. Landes are co-trustees of the Plan and in such role, share the power to direct the voting and disposition of the Plan Shares and, as a result, may be deemed to beneficially hold the Plan Shares. The principal business address of the reporting persons is 450 Seventh Avenue, Suite 509, New York, NY 10123.

In addition to the shares disclosed above, Mr. Obus’ holdings include 87,472 shares of Common Stock acquired upon the vesting of restricted shares awarded for his service as a director of the Company.

(3)                                 The shares listed were reported on a Schedule 13G/A filed with the SEC on February 8, 2019, with respect to shares of Common Stock held by accounts managed by Circle N Advisors, LLC (“Circle N”), as of December 31, 2018. The report was filed by (1) Emancipation Management LLC (“EM”), which owns Circle N, (2) Circle N and (3) Mr. Charles Frumberg, the managing member of EM. Each of EM, Circle N and Mr. Frumberg holds shared dispositive power and no voting power of such shares. The principal business address of EM and Mr. Frumberg is 825 Third Avenue, New York, NY 10022. The principal business address of Circle N is 200 Westage Business Center Dr., Fishkill, NY 12524.

(4)                                 The shares listed were reported on a Schedule 13G/A filed with the SEC on November 9, 2018, with respect to shares of Common Stock held by investment advisory clients of Wax Asset Management, LLC (“Wax Asset”) as of October 31, 2018. Wax Asset holds shared voting power and sole dispositive power of 2,322,118 shares. The principal business address of Wax Management is 44 Cherry Lane, Madison, CT 06443.

(5)                                 The shares listed were reported on a Schedule 13G/A filed with the SEC on February 14, 2019, with respect to shares of Common Stock held directly by Tontine Capital Overseas Master Fund II, L.P. (“TCOM II”), as of December 31, 2018. The report was filed by (1) Tontine Asset Associates, LLC (“TAA”), which serves as general partner of TCOM II, and (2) Mr. Jeffrey L. Gendell, the managing member of TAA. Each of TAA and Mr. Gendell holds shared voting and dispositive power of such shares and may be deemed to beneficially own such shares. The principal business address of the TAA and Mr. Gendell is 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830.

(6)                                 No non-employee director has a right to obtain beneficial ownership of additional shares within 60 days of the Record Date. Shares held by non-employee directors include the following restricted shares: for Mr. Macaluso, 66,761; for Mr. Brown, 64,960; for Mr. Mills, 66,761; and for Mr. Obus, 64,550.

(7)                                 No named executive officer serving in such role as of the Record Date had the right to obtain beneficial ownership of additional shares within 60 days of the Record Date. The following time-based RSUs are not included in the table as they are not scheduled to vest within 60 days of the Record Date: for Mr. Pagliara, 69,445; for Mr. Howsman, 28,333; and for Mr. Wheelock, 20,223.

(8)                                 The shares reported are based on the Company’s records as of the termination date of such individual’s employment and do not take into account any transactions that may have occurred after such date.

(9)                                 Represents beneficial ownership of our Common Stock held by our current directors and executive officers as a group as of the Record Date, including 263,032 restricted shares. There were no time-based RSUs scheduled to vest within 60 days of the Record Date. Omits former executive officers that are no longer employed by the Company.

(10)                          Mr. Holmes resigned from his positions as Co-President and Co-CEO on April 13, 2018.

(11)                          Ms. Gonzalez resigned from her position as Chief Financial Officer effective May 29, 2018. Upon Ms. Gonzalez’s resignation, Mr. Howsman was appointed interim Chief Financial Officer and principal financial and accounting officer. He was appointed Chief Financial Officer on July 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own beneficially more than 10% percent of our outstanding Common Stock file reports of ownership and changes in ownership and furnish us with copies of all Section 16(a) reports so filed. To our knowledge, based solely on a review of these reports filed with the SEC and certain written representations furnished to us, we believe that our executive officers and directors complied with all applicable Section 16(a) filing requirements during 2018, except for the following filings: a Form 4 for Mr. Wheelock on April 3, 2018, disclosing the forfeiture of shares in satisfaction of applicable withholding taxes in connection with the vesting of previously-reported time-based RSUs; a Form 4 for Mr. Pagliara filed on June 22, 2018, reporting the grant of performance-based RSUs in August 2016; a Form 4 for Mr. Mills filed on December 10, 2018, reporting three open market purchases late; and a Form 4 for Mr. Wheelock on April 2, 2019, disclosing the sale of shares that occurred prior to his becoming subject to Section 16 reporting obligations.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, which the Audit Committee regularly reviews.

The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of our Company. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes and the audits of our consolidated financial statements and reviewing our internal control over financial reporting and the independence, qualifications and performance of the independent registered public accounting firm engaged by the Company.

The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Moss Adams, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles (“GAAP”).

The Audit Committee has approved the engagement of Moss Adams to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2019. The Board of Directors is asking stockholders to ratify this appointment.

During 2018, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter. The Audit Committee held seven meetings in 2018. Specifically, the Audit Committee, among other actions:

•                  reviewed and discussed our audited consolidated financial statements for the years ended December 31, 2018 and 2017 (collectively, the “Financial Statements”) and the effectiveness of our internal control over financial reporting, as well as interim reporting periods ended April 1, 2018, July 1, 2018 and September 30, 2018 with management and Moss Adams;

•                  discussed with management and Moss Adams the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC; and

•                  received from Moss Adams the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence (which relates to the auditor’s independence from our Company and its related entities), and has discussed with each, as applicable, the independence of Moss Adams.

The Audit Committee has relied on management’s representation that the Financial Statements have been prepared in conformity with GAAP and on the opinion Moss Adams included in its report on the Financial Statements. Based upon the aforementioned review, discussions and representations of Moss Adams, and the unqualified audit opinion presented by Moss Adams on the Financial Statements, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the 2018 Form 10-K for filing with the SEC.

Submitted by the Audit Committee:

Robert B. Mills (Chair)
David A. B. Brown
Charles Macaluso

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into, or a part of any other filing by the Company (including any future filings) under the Securities Act, except to the extent the Company specifically incorporates such report by reference therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

The Board has adopted a formal written policy governing the review and approval of related person transactions, which is posted under the heading “Governance — Governance Documents” of the Investor Relations section of our website at http://www.wisgrp.com. For purposes of this policy, the terms “related person” and “transaction” are as defined in Item 404(a) of Regulation S-K. The policy provides that each director, director nominee and executive officer shall promptly notify the Company’s general counsel of any transaction involving the Company and a related person. Such transaction will be presented to and reviewed by the Audit Committee for approval, ratification or such other action as may be appropriate. On an annual basis, the Audit Committee reviews any previously approved related party transaction that is continuing, as well as any related party transaction disclosed in response to our annual directors’ and officers’ questionnaire. The policy itself is periodically reviewed and was last reviewed in November 2017. While not a party to the Company’s multi-year term debt agreement with funds associated with Centre Lane Partners, LLC, entered into in June 2017, entities associated with Wynnefield Capital, at the request of the lenders under the debt agreement, funded $6.0 million of the total amounts borrowed by the Company under such debt agreement. Wynnefield Capital is our largest equity investor and Nelson Obus, a member of our Board of Directors, is the president of Wynnefield Capital. Such debt agreement was refinanced and replaced in September 2018. The entities associated with Wynnefield Capital were fully repaid in connection with the refinancing and are not participating in the funding under the refinanced agreement. Please refer to the discussion in “Item 7. Management’s Discussion and Analysis—Our Credit Facilities” and “Note 10—Debt” to the consolidated financial statements included in the Company’s 2018 Annual Report on Form 10-K for more information.

OTHER INFORMATION

Annual Report

The Company will mail without charge, upon written request from any stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, including the financial statements, schedules and list of exhibits. Requests should be sent to Williams Industrial Services Group Inc., 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084, Attention: Investor Relations.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker, direct a written request to Williams Industrial Services Group Inc., 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084, Attention: Corporate Secretary, or contact our Corporate Secretary by telephone at (770) 879-4189 or by email at corporatesecretary@wisgrp.com. A separate copy of the proxy materials or our 2018 Annual Report, will be delivered to you promptly and without charge. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

Stockholder Proposals for the 2020 Annual Meeting

In order to be included in the Company’s proxy materials for the 2020 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company at Williams Industrial Services Group Inc., 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084, Attention: Corporate Secretary by no later than December 27, 2019, provided that the 2020 annual meeting date is not advanced or delayed by more than 30 days from the one-year anniversary date of the Annual Meeting (in which case the proposals must be submitted a reasonable time before the Company begins to print and send its proxy materials), and otherwise comply with all requirements of the SEC for stockholder proposals. The submission of a stockholder proposal does not guarantee that it will be included in the Company’ proxy statement.

In addition, the Company’s bylaws provide that any stockholder who desires to nominate a person for election as a director or bring a proposal before an annual meeting must give timely written notice of such nomination or proposal to the Company’s Corporate Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting date is advanced more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be so delivered not later than the later of the close of business on the 90th day prior to the annual meeting and the 10th day following the day on which notice of the date of such annual meeting is first given to the stockholders, and not earlier than the 120th day prior to such annual meeting. For our 2020 Annual Meeting of Stockholders, a notice recommending a director candidate or other proposal must be received no earlier than February 11, 2020 and no later than March 12, 2020, provided that the 2020 Annual Meeting date is not advanced or delayed by more than 30 days. Since the date of the 2019 Annual Meeting has been advanced by more than 30 days from the anniversary date of the previous annual meeting, for a stockholder’s notice to have been timely to be presented at the 2019 Annual Meeting, it must have been delivered to the Corporate Secretary no earlier than February 10, 2019 and no later than April 1, 2019. The Company did not receive any stockholder proposals or nominations.

Any such stockholder’s notice shall set forth:

•                  as to each person whom the stockholder proposed to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•                  as to any other proposal, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•                  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

o                 the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; and

o                 the class and number of shares of Common Stock that are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the Company’s bylaws is available upon request from our Corporate Secretary and is available under the heading “Governance — Governance Documents” of the Investor Relations section of our website at http://www.wisgrp.com.

Any proxy granted with respect to the Annual Meeting or the 2020 Annual Meeting of Stockholders will confer on management discretionary authority to vote with respect to a stockholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframes provided above.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

THE BOARD OF DIRECTORS

Tucker, Georgia

April 25, 2019

ALL SHAREHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

You may revoke your vote by the Internet or telephone or your proxy at any time prior to the Annual Meeting. If you are the record holder of the shares and attend the Annual Meeting, you may change your proxy vote automatically by voting in person at the meeting.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the Annual Meeting.

APPENDIX A

~~GLOBAL POWER EQUIPMENT GROUP INC.~~ WILLIAMS INDUSTRIAL SERVICES GROUP INC.
 2015 EQUITY INCENTIVE PLAN

(As Amended and Restated as of June 10, 2019)

1.             Establishment, Purpose, Duration.

(a)           Establishment.  Williams Industrial Services Group Inc. (f/k/a Global Power Equipment Group Inc.) (the “Company”), ~~hereby establishes~~ established an equity compensation plan ~~to be~~ known as the ~~Global Power Equipment Group Inc.~~ Williams Industrial Services Group Inc. 2015 Equity Incentive Plan (the “Plan”).  The Plan ~~is~~ was effective as of January 29, 2015 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Approval Date”).  Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

(b)           Purpose.  The purpose of the Plan is to attract and retain Directors (as defined below), officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

(c)           Duration.  No Award may be granted under the Plan after the day immediately preceding the 10th anniversary of the Effective Date, or such earlier date as the Board shall determine.  The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d)           Prior Plan.  ~~If the Company’s stockholders approve the Plan, t~~The Global Power Equipment Group Inc. 2011 Equity Incentive Plan (the “Prior Plan”) ~~will~~ terminated in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2.             Definitions.  As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant. Effective June 29, 2018, all references to Global Power Equipment Group Inc. in the Award Agreements were replaced with references to Williams Industrial Services Group Inc., except where the context clearly dictates otherwise. Effective June 29, 2018, all references to Global Power Equipment Group Inc. in the Award Agreements were replaced with references to Williams Industrial Services Group Inc., except where the context clearly dictates otherwise.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term, if any, (a) in the employment, letter or severance agreement, if any, between the Participant and the Company or a Subsidiary, or (b) if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination.  If the Participant is not a party to an employment, letter or severance agreement with the

Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean the occurrence of any one of the following as determined by the Committee: (i) The continued failure of Participant to perform substantially Participant’s duties with the Company or any of its Subsidiaries or Participant’s disregard of the directives of the Board or the Participant’s supervisor or reporting senior (in each case other than any such failure resulting from any medically determined physical or mental impairment) that is not cured by Participant within 20 days after a written demand for substantial performance is delivered to Participant by the Company which specifically identifies the manner in which the Company believes that Participant has not substantially performed Participant’s duties or disregarded a directive; (ii) The willful material misrepresentation at any time by Participant to the Board or the Company or Subsidiary; (iii) Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations; (iv) A conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony; (v) A material breach by Participant of his or her fiduciary duties of loyalty or care to the Company or any of its Subsidiaries or a material violation of the Company’s Code of Business Conduct and Ethics or any other Company policy, as the same may be amended from time to time; (vi) The engaging by Participant in illegal conduct, gross misconduct, gross insubordination or gross negligence that is materially and demonstrably injurious to the Company’s business or financial condition; or (vii) Engaging in any activity in violation of any restrictive covenant, as specified in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity.  The Committee may in its discretion waive or modify the provisions of this paragraph at a meeting of the Committee with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this paragraph.

“Change in Control” means the occurrence of one of the following events:

(a)                                 The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Common Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its affiliated companies; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b)                                 Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)                                  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more of its affiliated companies) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)                                 Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan.  The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee.  In no event shall the Date of Grant be earlier than the Effective Date.

“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means:  (a) Engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (b) Engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (c) The disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (d) The violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant; (e) Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations; or (f) a conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the New York Stock Exchange, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to

Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term, if any, (a) in the employment, letter or severance agreement, if any, between the Participant and the Company or a Subsidiary, or (b) if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination.  If the Participant is not a party to an employment, letter or severance agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean, unless otherwise provided by the Committee in its sole discretion, a reduction by the Company of Participant’s annual base salary by more than 10% (other than an across-the-board reduction which applies in a comparable manner to other senior executives of the Company).  A termination of Participant’s employment by Participant shall not be deemed to be for Good Reason unless (x) Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within 30 calendar days after such event or condition initially occurs or exists, and (y) the Company fails to cure such event or condition within 30 calendar days after receiving such notice.  Additionally, Participant must terminate his or her employment within 90 calendar days after the initial occurrence of the circumstance constituting Good Reason for such termination to be “Good Reason” hereunder.

“Incentive Stock Option” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee pursuant to the Plan.  Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b).  The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices.  Performance Objectives may be stated as a combination of the listed factors.

“Plan” has the meaning given such term in Section 1(a), as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(d).

“Qualified Termination” means any termination of a Participant’s employment during the two-year period commencing on a Change in Control: (a) by the Company, any of its Subsidiaries or the resulting entity in connection with a Change in Control other than for Cause, death or Disability, or (b) by the Participant for Good Reason.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6.  Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

“Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.                                      Shares Available Under the Plan.

(a)                                 Shares Available for Awards.  The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be ~~1,000,000~~2,000,000, all of which may be granted with respect to Incentive Stock Options.  Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.  The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

(b)                                 Share Usage.  In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; and (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed).

(c)                                  Prohibition of Share Recycling.  The following Shares issued or delivered under this Plan shall not again be available for grant as described above:  (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (iii) Shares that are repurchased by the Company with Stock Option proceeds.  Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

(d)                                 Per Participant Limits.  Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 75,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 125,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $2,500,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $250,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(e)                                  Director Limits.  No Director may be granted, during any one calendar year, Awards with a grant date fair value for financial accounting purposes of more than $250,000.

4.                                      Administration of the Plan.

(a)                                 In General.  The Plan shall be administered by the Committee.  Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.  To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan.  The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(b)                                 Determinations.  The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated).  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Participants and their estates and beneficiaries.

(c)                                  Authority of the Board.  The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes.  To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board.  To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.  Without limiting the foregoing, the Board specifically reserves the exclusive authority to approve and administer all Awards granted to Directors under the Plan.

5.                                      Eligibility and Participation.  Each Employee and Director is eligible to participate in the Plan.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.                                      Stock Options.  Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)                                 Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.  The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)                                 Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than 100% of the Fair Market Value of a Share on the Date of Grant.

(c)                                  Term.  The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed 10 years from its Date of Grant.

(d)                                 Exercisability. Stock Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement.  Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

(e)                                  Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable.  A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares.  The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion.  As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f)                                   Special Rules Applicable to Incentive Stock Options.  Notwithstanding any other provision in the Plan to the contrary:

(i)                                     Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries.  The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)                                  To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)                               No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed 5 years from the Date of Grant.

7.                                      Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)                                 Award Agreement.  Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)                                 Exercise Price.  The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than 100% of the Fair Market Value of a Share on the Date of Grant.

(c)                                  Term.  The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed 10 years from its Date of Grant.

(d)                                 Exercisability of Stock Appreciation Rights.  A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement.  Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

(e)                                  Exercise of Stock Appreciation Rights.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable.  A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised.  Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised.  A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.                                      Restricted Shares.  Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)                                 Award Agreement.  Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)                                 Terms, Conditions and Restrictions.  The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares.  Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

(c)                                  Custody of Certificates.  To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(d)                                 Rights Associated with Restricted Shares during Restricted Period.  During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period.  The Award Agreement may require that receipt of any dividends or other distributions with respect to the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid.  Notwithstanding the preceding sentence, dividends or other distributions with respect to Restricted Shares that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if the Performance Objectives are not satisfied.

9.                                      Restricted Share Units.  Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)                                 Award Agreement.  Each Restricted Share Unit shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)                                 Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

(c)                                  Form of Settlement.  Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

(d)                                 Dividend Equivalents.  Restricted Share Units may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Restricted Share Units that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

10.                               Other Share-Based Awards.  Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.  Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

(a)           Award Agreement.  Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)           Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

(c)           Dividend Equivalents.  Other Share-Based Awards may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Other Share-Based Awards that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

11.          Cash-Based Awards.  Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion.  Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12.          Compliance with Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant.  Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is 6 months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death.  Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law.  The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13.          Compliance with Section 162(m).

(a)           In General.  Notwithstanding anything in the Plan to the contrary, Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards may be granted in a manner that is intended to qualify the Award for the Performance-Based Exception.  As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Awards intended to qualify the Award for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee.  Any such Award must meet the requirements of this Section 13.

(b)           Performance Objectives.  If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, operating cash flow, earnings per share, return on total capital, return on invested capital, return on gross investment, return on equity, return on assets, total return to stockholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

(c)           Establishment of Performance Objectives.  With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout.  Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) 90 days after the beginning of the applicable performance period; or (y) the expiration of 25% of the applicable performance period.

(d)           Certification of Performance.  With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award.  Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

(e)           Negative Discretion.  With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives.  However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14.          Minimum Vesting for Awards to Employees.  Subject to Sections 19, 21 and 22(b) of the Plan, or as otherwise provided in the related Award Agreement in connection with a Change in Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause or termination of employment or service for good reason, (i) no condition on vesting of an Award granted to an Employee that is based solely upon the achievement of Performance Objectives shall be based on performance over a period of less than one year, and (ii) no condition on vesting of an Award granted to an Employee that is based solely upon continued employment or service shall provide for vesting in full of such Award more quickly than one year from the Date of Grant of the Award (which vesting period may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement); provided, however, that Awards to Employees covering up to 5% of the Shares available for grant under this Plan may be granted with a vesting period of less than one year, regardless of whether vesting is conditioned upon the achievement of Performance Objectives.

15.          Transferability.  Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award.  Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

16.          Adjustments.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the exercise price, exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants.  In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number.  Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an Incentive Stock Option to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17.          Fractional Shares.  The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18.          Withholding Taxes.  To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award.  The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied.  The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid.  Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

19.         Foreign Employees.  Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

20.         Detrimental Activity; Forfeiture of Awards.

(a)         Detrimental Activity. Any Award Agreement may provide that if the Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Company or a Subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall:

(i)            forfeit that Award to the extent then held by the Participant;

(ii)           subject to Section 20(b) below, return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to that Award, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and

(iii)          subject to Section 20(b) below, with respect to any Shares acquired pursuant to an Award that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

(b)           Period of Restriction.  Sections 20(a)(ii) and (iii) shall apply only to Shares that were acquired pursuant to the Award during a period of two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity (or such other period of time specified by the Committee in the Award Agreement).

(c)           Compensation Recovery Policy.  Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC rule or applicable securities exchange.

(d)           Set-Off and Other Remedies.  To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 20, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

21.          Change in Control.

(a)           Committee Discretion.  The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 16 of the Plan.

(b)           Awards that are Assumed.  To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 21(a) of the Plan, then:  (i) any outstanding Awards that are subject to Performance Objectives shall be converted by the resulting entity, as if “target” performance had been achieved as of the date of the Change in Control, and shall continue to vest during the remaining performance period or other period of required service, and (ii) all other Awards shall continue to vest during the applicable vesting period, if any.  Notwithstanding the preceding sentence, if a Participant incurs a Qualified Termination, then upon such termination (A) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (B) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (C) all outstanding Awards shall become fully vested.

(c)           Awards that are not Assumed.  To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 21(a) of the Plan, then effective immediately prior to the Change in Control:  (i) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (ii) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (iii) all outstanding Awards shall become fully vested.

(d)           Cancellation Right.  The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

22.          Amendment, Modification and Termination.

(a)           In General.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)           Adjustments to Outstanding Awards.  The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.  Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.  Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

(c)           Prohibition on Repricing.  Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price.  No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 16 or 21.  Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another

Award without further approval of the stockholders of the Company.  This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21.

(d)           Effect on Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 21, 22(b) and 24(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.  Notwithstanding the preceding sentence, any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

23.          Applicable Laws.  The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24.          Miscellaneous.

(a)           Deferral of Awards.  Except with respect to Stock Options and Stock Appreciation Rights, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan.  The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.  All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(b)           No Right of Continued Employment.  The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.  No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(c)           Unfunded, Unsecured Plan.  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan.  A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d)           Severability.  If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(e)           Acceptance of Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

(f)            Successors.  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/09/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. WILLIAMS INDUSTRIAL SERVICES GROUP INC. C/O Proxy Services P.O. Box 9111 Farmingdale, NY 11735-9543 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/09/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Charles Macaluso 06 Tracy D. Pagliara 02 David A. B. Brown 03 Steven D. Davis 04 Robert B. Mills 05 Nelson Obus The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for 2019; To approve, on an advisory, non-binding basis, the compensation of our named executive officers; and 3. 4. To approve the amendment and restatement of the Company's 2015 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the plan by 1,000,000. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. The undersigned has received the company's proxy statement and hereby revokes any other proxy or proxies previously given or executed, in any form, to vote or act with respect to the shares of Common Stock held by the undersigned at the 2019 Annual Meeting of Stockholders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000422058_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com WILLIAMS INDUSTRIAL SERVICES GROUP INC. Annual Meeting of Stockholders June 10, 2019 9:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Charles E. Wheelock and Stuart Welburn, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WILLIAMS INDUSTRIAL SERVICES GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time, on June 10, 2019, at 100 Crescent Centre Parkway, Suite 104, Tucker, Georgia 30084, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are also authorized, in their discretion, to vote upon such other matters as may come before the Annual Meeting of Stockholders. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. If you vote by the Internet or telephone, please DO NOT mail back this proxy card. If you wish to attend the Annual Meeting of Stockholders in person, please be prepared to present photo identification for admittance. Continued and to be signed on reverse side 0000422058_2 R1.0.1.18